Exhibit 2.2

EXECUTION VERSION

REGISTRATION AGREEMENT

by and among

THE MOSAIC COMPANY,

GNS II (U.S.) CORP.,

CARGILL, INCORPORATED,

THE MARGARET A. CARGILL FOUNDATION,

ANNE RAY CHARITABLE TRUST,

ACORN TRUST,

and

LILAC TRUST

Dated as of January 18, 2011

EXHIBITS

Exhibit A: Form of Joinder Agreement

REGISTRATION AGREEMENT

This REGISTRATION AGREEMENT is made as of January 18, 2011, by and among The Mosaic Company (“Mosaic”), GNS II (U.S.) Corp., a direct, wholly-owned subsidiary of Mosaic that will change its name to “The Mosaic Company” as of the Closing Date referred to below (“M Holdings” or the “Company”), Cargill, Incorporated (“Cargill”) and the MAC Trusts (as defined below).

RECITALS

WHEREAS, pursuant to, and subject to the terms and conditions of, the Merger and Distribution Agreement, dated as of the date hereof, by and among Mosaic, M Holdings, GNS Merger Sub LLC, a direct, wholly-owned subsidiary of M Holdings (“Merger Sub”), and Cargill, as it may be amended from time to time (the “Merger and Distribution Agreement”), on the Closing Date (as defined in the Merger and Distribution Agreement):

(a) the certificate of incorporation of the Company will be amended (such amendment, the “Company Charter Amendment”) to, among other things, (x) authorize the issuance of (A) four series of shares of new Company Class A Common Stock (as defined below), with each share of each such series being entitled to one (1) vote with respect to all matters on which the holders of Company Class A Common Stock are entitled to vote, (B) three series of shares of new Company Class B Common Stock (as defined below), with each share of each such series being entitled to ten (10) votes with respect to the election of directors and one (1) vote with respect to all other matters on which the holders of Company Class B Common Stock are entitled to vote, and (C) shares of Company Common Stock (as defined below), each share of which will be entitled to one (1) vote with respect to all matters on which the holders of Company Common Stock are entitled to vote; and (y) reclassify all of the shares of capital stock of the Company then held by Mosaic into shares of Company Common Stock to be held by Mosaic;

(b) after the effective time of the Company Charter Amendment, Merger Sub will merge with and into Mosaic (the “Merger”) (with Mosaic being the surviving corporation in the Merger) pursuant to which (i) Mosaic will become a wholly-owned subsidiary of M Holdings; (ii) a portion of the outstanding shares of Mosaic Common Stock held by Cargill will be converted, on a one-for-one basis, into the right to receive shares of the different series of Company Class A Common Stock and Company Class B Common Stock; and (iii) each of the other outstanding shares of Mosaic Common Stock (including a portion of the shares of Mosaic Common Stock held by Cargill) will be converted, on a one-for-one basis, into the right to receive shares of Company Common Stock; and

(c) as promptly as practicable after the Merger Effective Time, Cargill will consummate a split-off transaction (the “Split-off”) pursuant to which Cargill will exchange all of the shares of Company Class B Common Stock, Company Class A Common Stock and Company Common Stock it receives in the Merger (other than the Cargill Retained M Holdings Shares (as defined below)) with stockholders of Cargill for outstanding shares of capital stock of Cargill held by such stockholders of Cargill;

WHEREAS, under the terms of an exchange agreement, dated as of the date hereof, by and among Cargill and the MAC Trusts, as such agreement may be amended from time to time (the “MAC Trusts Exchange Agreement”), the Split-off is to be effected, in part, by means of an exchange by Cargill of shares of Company Class B Common Stock, Company Class A Common Stock and Company Common Stock with the MAC Trusts for all of the outstanding shares of capital stock of Cargill held by the MAC Trusts;

WHEREAS, under the terms of one or more tender and support agreements, dated as of the date hereof, by and among Cargill and certain Exchanging Cargill Stockholders (as defined below), as such agreements may be amended from time to time (the “Tender and Support Agreements”), the Split-off is to be effected, in part, by means of an exchange by Cargill of shares of M Holdings Class B Common Stock with the signatories of the Tender and Support Agreements for some or all of the outstanding shares of capital stock of Cargill held by such Exchanging Cargill Stockholders;

WHEREAS, Cargill intends that, in connection with the Split-off, it will consummate the Initial Debt Exchange (as defined below), pursuant to which it will exchange with Exchanging Cargill Debt Holders (as defined below), pursuant to one or more Debt Exchange Agreements (as defined below), a portion of the Cargill Retained M Holdings Shares for indebtedness of Cargill then held by such Exchanging Cargill Debt Holders, such Initial Debt Exchange to occur on the Closing Date, as promptly as practicable after the Merger Effective Time;

WHEREAS, it is intended that, on the Closing Date after the Split-off and the Initial Debt Exchange, the Company will consummate the First Formation Offering (as defined below) in accordance with this Agreement pursuant to which (i) the MAC Trusts will be entitled to offer and sell certain Registrable Securities (as defined below) and (ii) Exchanging Cargill Debt Holders will be entitled to offer and sell certain Cargill Retained M Holdings Shares received by the Exchanging Cargill Debt Holders pursuant to the Initial Debt Exchange; and

WHEREAS, the Company has agreed to certain other arrangements with respect to the registration of Registrable Securities on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and the consummation of the Contemplated Transactions, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms.

1.1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Acorn” means the Acorn Trust dated January 30, 1995, as amended.

“Adverse Disclosure” means public disclosure of material non-public information that, in the Company’s good faith judgment: (i) would be required in order for the Company to comply with its obligations under Section 2.6 of this Agreement; and (ii) would reasonably be expected either to materially interfere with any material transaction or event under consideration by the Company, or any negotiations, discussions or proposals relating thereto, or to otherwise be materially detrimental to the Company or its stockholders.

“Affiliate” means, when used with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person; provided, however, that for the purposes hereof, neither the Company nor any Person controlled by the Company shall be deemed to be an “Affiliate” of any Holder. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise.

“Aggregate MAC Shares Transferred” means, at any time of determination, (i) the aggregate number of MAC Trusts Registrable Securities that the MAC Trusts, in the aggregate, shall have previously sold (or shall have been entitled to, but declined to, include) in any of the Formation Offerings and in any S&P 500 Index Inclusion Offering, or shall have sold pursuant to Section 2.2 (if applicable), plus, and without duplication, (ii) the aggregate number of shares of Company Common Stock, Company Class A Common Stock or Company Class B Common Stock that shall have previously been Transferred (other than pursuant to the Permitted Trust Distributions) by any of the MAC Trusts to the Company or any other Person (including Transfers to Charitable Organizations and pursuant to the Optional Repurchase, if consummated).

“Agreement” means this Registration Agreement, as this agreement may be amended, modified, supplemented or restated from time to time after the date hereof.

“Anne Ray Charity” means the Anne Ray Charitable Trust dated August 20, 1996, as amended.

“Board” means the Board of Directors of Mosaic or the Company, as applicable.

“Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

“Cargill” has the meaning set forth in the Preamble.

“Cargill Registrable Securities” means (a) any shares of Company Common Stock constituting the Cargill Retained M Holdings Shares, and (b) any and all securities of any kind whatsoever which may be issued after the consummation of the Split-off in respect of, in exchange for, or upon conversion of, the shares of Company Common Stock referenced in clause (a) above by way of a merger, consolidation, stock split, stock dividend, spin-off, split-off or recapitalization of the Company or otherwise. As to any particular Cargill Registrable Securities, such securities shall cease to be Cargill Registrable Securities when such securities (i) shall have been disposed of pursuant to a Registration Statement, (ii) shall have been sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act) or in a private transaction, in each case, in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities or (iii) shall have ceased to be outstanding.

“Cargill Retained M Holdings Shares” has the meaning set forth in the Merger and Distribution Agreement.

“Charitable Organizations” means an organization described in Section 170(c) or Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

“Claims” has the meaning set forth in Section 2.10(a).

“Closing Date” has the meaning assigned to such term in the Merger and Distribution Agreement.

“Company” has the meaning set forth in the Preamble.

“Company Charter Amendment” has the meaning set forth in the Recitals.

“Company Class A Common Stock” means collectively, the Company Series A-1 Common Stock, the Company Series A-2 Common Stock, the Company Series A-3 Common Stock and the Company Series A-4 Common Stock.

“Company Class B Common Stock” means collectively, the Company Series B-1 Common Stock, the Company Series B-2 Common Stock and the Company Series B-3 Common Stock.

“Company Common Stock” means the Common Stock, par value $0.01 per share, of the Company, having the relative powers, preferences, rights, qualifications, limitations and restrictions attaching to such class of common stock as specified in the certificate of incorporation of the Company, as it may be amended from time to time.

“Company Market Price” means, for any date of determination, the average (rounded to the nearest cent) of the volume weighted average trading price of Company Common Stock (rounded to the nearest cent) on the New York Stock Exchange as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) for each of the ten (10) Trading Days immediately preceding the date that is three (3) Business Days prior to such date of determination.

“Company Series A-1 Common Stock” means the Class A Common Stock, Series A-1, par value $0.01 per share, of the Company, having the relative powers, preferences, rights, qualifications, limitations and restrictions attaching to such series of common stock as specified in the certificate of incorporation of the Company, as it may be amended from time to time.

“Company Series A-2 Common Stock” means the Class A Common Stock, Series A-2, par value $0.01 per share, of the Company, having the relative powers, preferences, rights, qualifications, limitations and restrictions attaching to such series of common stock as specified in the certificate of incorporation of the Company, as it may be amended from time to time.

“Company Series A-3 Common Stock” means the Class A Common Stock, Series A-3, par value $0.01 per share, of the Company, having the relative powers, preferences, rights, qualifications, limitations and restrictions attaching to such series of common stock as specified in the certificate of incorporation of the Company, as it may be amended from time to time.

“Company Series A-4 Common Stock” means the Class A Common Stock, Series A-4, par value $0.01 per share, of the Company, having the relative powers, preferences, rights, qualifications, limitations and restrictions attaching to such series of common stock as specified in the certificate of incorporation of the Company, as it may be amended from time to time.

“Company Series B-1 Common Stock” means the Class B Common Stock, Series B-1, par value $0.01 per share, of the Company, having the relative powers, preferences, rights, qualifications, limitations and restrictions attaching to such series of common stock as specified in the certificate of incorporation of the Company, as it may be amended from time to time.

“Company Series B-2 Common Stock” means the Class B Common Stock, Series B-2, par value $0.01 per share, of the Company, having the relative powers, preferences, rights, qualifications, limitations and restrictions attaching to such series of common stock as specified in the certificate of incorporation of the Company, as it may be amended from time to time.

“Company Series B-3 Common Stock” means the Class B Common Stock, Series B-3, par value $0.01 per share, of the Company, having the relative powers, preferences, rights, qualifications, limitations and restrictions attaching to such series of common stock as specified in the certificate of incorporation of the Company, as it may be amended from time to time.

“Company Stock” means the Company Common Stock, the Company Class A Common Stock and the Company Class B Common Stock.

“Compelling Reason” shall exist, with respect to the obligations hereunder of the Company and Mosaic in connection with any of the Second Formation Offering, Third Formation Offering or Fourth Formation Offering, as applicable, if: (i) (x) compliance with such obligations in connection with such offering would require the Company or Mosaic to violate the Securities Act, the Exchange Act or any other material securities Law (a “Legal Conflict”) or (y) a Force Majeure Event shall have occurred that makes compliance with such obligations with respect to such offering impossible; provided that such Legal Conflict or Force Majeure Event shall be deemed to exist with respect to such offering only so long as such Legal Conflict exists or such Force Majeure Event continues to make compliance with such obligation impossible, as the case may be, and, in each case, the Company and Mosaic shall seek (including by taking all actions and doing all things reasonably necessary) to eliminate as promptly as practicable such Legal Conflict or Force Majeure Event, as the case may be; or (ii) at any time during which, with respect to the Second Formation Offering and the Third Formation Offering, the joint book-running underwriters selected by the Company, Cargill and the MAC Trusts, and with respect to the Fourth Formation Offering, the joint book-running underwriters selected by the Company and the MAC Trusts, agree in their good faith judgment that it is impractical to proceed with such offering at such time.

“Consent Shares” means any MAC Trusts Registrable Securities that shall have been the subject of an M Holdings Allotment Consent granted by the Company to the MAC Trusts.

“Contemplated Transactions” means the transactions contemplated pursuant to the Transaction Documents.

“Debt Exchange Agreements” means any agreements entered into between Cargill and an Exchanging Cargill Debt Holder for the exchange by such Exchanging Cargill Debt Holder of indebtedness of Cargill for Cargill Retained M Holdings Shares.

“Demand Period” means the First Demand Period, the Second Demand Period or the Third Demand Period, as applicable.

“Equity Securities” has the meaning set forth in Section 2.8(a).

“Event” means any event, change, development, effect, condition, circumstance, occurrence or state of facts.

“Excess Released Sale Suspension” has the meaning set forth in Section 2.5(d).

“Excess Released Shelf Registration Statement” has the meaning set forth in Section 2.5(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchanging Cargill Debt Holders” means those Persons who have exchanged or will exchange indebtedness of Cargill with Cargill for shares of Cargill Retained M Holdings Shares pursuant to the Initial Debt Exchange or any Follow-on Debt Exchange.

“Exchanging Cargill Stockholders” means those Persons (other than the MAC Trusts) who receive shares of Company Class A Common Stock and/or Company Class B Common Stock from Cargill in exchange for shares of capital stock of Cargill in the Split-off.

“Exchanging Cargill Stockholder Registrable Securities” means (a) any shares of Company Common Stock issued or issuable (pursuant to the terms of the certificate of incorporation of the Company, whether or not then convertible or exchangeable and notwithstanding that the right to convert or exchange may be subject to a vote of the stockholders of the Company) upon conversion of any shares of Company Class A Common Stock and/or Company Class B Common Stock transferred by Cargill to the Exchanging Cargill Stockholders pursuant to the Split-off, or upon conversion of, or in exchange for, any shares of Company Class A Common Stock issued or issuable (pursuant to the terms of the certificate of incorporation of the Company, whether or not then convertible or exchangeable and notwithstanding that the right to convert or exchange may be subject to a vote of the stockholders of the Company) upon conversion of any shares of Company Class B Common Stock transferred by Cargill to the Exchanging Cargill Stockholders pursuant to the Split-off, and (b) any and all securities of any kind whatsoever which may be issued after the consummation of the Split-off in respect of, in exchange for, or upon conversion of, the shares of Company Common Stock, Company Class A Common Stock or Company Class B Common Stock referenced to in clause (a) above by way of a merger, consolidation, stock split, stock dividend, spin-off, split-off or recapitalization of the Company or otherwise. As to any particular Exchanging Cargill Stockholder Registrable Securities, such securities shall cease to be Exchanging Cargill Stockholder Registrable Securities when such securities (i) shall have been disposed of pursuant to a Registration Statement, (ii) shall have been sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act) or in a private transaction, in each case, in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities or (iii) shall have ceased to be outstanding.

“Existing Registration Rights Agreement” means the Registration Rights Agreement, dated as of January 26, 2004, by and between Cargill and Mosaic.

“Expenses” means any and all fees and expenses incident to the Company’s performance of or compliance with this Agreement, including: (i) SEC, stock exchange or FINRA registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the New York Stock Exchange or on any other securities market on which the Company Common Stock is listed or quoted, (ii) fees and expenses of compliance with state securities or “blue sky” laws and in connection with the preparation of a “blue sky” survey, including reasonable fees and expenses of outside “blue sky” counsel, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each offering, up to $20,000 of the fees and disbursements of a single counsel for the Participating Holders selected by the Leading Participating Holders holding a majority of the shares to be included in such offering, and (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or “cold comfort” letter and updates thereof) and fees and expenses of other Persons, including special experts, retained by the Company, but excluding (x) any Underwriting Fees and transfer taxes, if any, relating to the securities registered by the Holders and (y) except as provided under clause (vii) above, all expenses and fees for all counsel and other professionals representing the Holders and any underwriters.

“FINRA” means the Financial Industry Regulatory Authority.

“First Demand Period” means the thirty (30)-day period beginning on the date that is the later of (x) six (6) months prior to the First Lock-up Release Date and (y) twelve (12) months after the closing of the latest of the last Formation Offering, any S&P 500 Index Inclusion Offering, or a public offering or underwriting pursuant to the proviso in Section 2.9(a) (or after any later closing of all sales of shares pursuant to any overallotment option granted to underwriters in connection with such offering).

“First Formation Offering” has the meaning set forth in Section 2.1(b).

“First Formation Offering Maximum Sale Number” has the meaning set forth in Section 2.1(b)(i).

“First Formation Offering Underwriters’ Lock-up” has the meaning set forth in Section 2(b)(iii).

“First Lock-up Period” has the meaning set forth in Section 2.8(b).

“First Lock-up Release Date” means the first day after the thirty (30) month anniversary of the Closing Date.

“First Lock-up Released Share Offering” has the meaning set forth in Section 2.4(e)(i).

“Follow-on Debt Exchange” means any exchange after the Initial Debt Exchange pursuant to which Cargill exchanges with certain Exchanging Cargill Debt Holders, for indebtedness of Cargill held by such Exchanging Cargill Debt Holders, a portion of the Cargill Retained M Holdings Shares pursuant to one or more Debt Exchange Agreements.

“Force Majeure Event” means an Event beyond the reasonable control of, and not proximately caused by any action of, the Company, Mosaic and their respective Subsidiaries which (i) by its nature could not reasonably have been foreseen by the Company, Mosaic or any of their respective Subsidiaries or (ii) if it could reasonably have been foreseen, was unavoidable.

“Formation Offering Period” means any of the Second Formation Offering Period, the Third Formation Offering Period and/or the Fourth Formation Offering Period, as applicable.

“Formation Offerings” means the First Formation Offering, the Second Formation Offering, the Third Formation Offering and the Fourth Formation Offering.

“Formation Shelf Trigger Date” means (i) if the MAC Trusts are entitled to make a Market Shelf Request pursuant to Section 2.2(a)(x), the date on which all Holders are no longer subject to any underwriter’s lockup in connection with the Second Formation Offering or the S&P 500 Index Inclusion Offering (if such offering occurs following the Second Formation Offering), (ii) if the MAC Trusts are entitled to make a Market Shelf Request pursuant to Section 2.2(a)(y), the date on which all Holders are no longer subject to any underwriter’s lock-up in connection with the Third Formation Offering or (iii) if the MAC Trusts are entitled to make a Market Shelf Request pursuant to Section 2.2(a)(z), the date on which all Holders are no longer subject to any underwriter’s lockup in connection with the Fourth Formation Offering.

“Fourth Formation Offering” has the meaning set forth in Section 2.1(e).

“Fourth Formation Offering MAC Base Share Number” means a number of MAC Trusts Registrable Securities equal to (A) 49.5 million less (B) the Aggregate MAC Shares Transferred prior to the Fourth Formation Offering (calculated without regard to any Consent Shares previously Transferred by the MAC Trusts).

“Fourth Formation Offering Maximum Sale Number” has the meaning set forth in Section 2.1(e)(ii).

“Fourth Formation Offering Period” means the period, if any, beginning on the first date after the Third Formation Offering upon which none of the MAC Trusts is subject to the Third Formation Offering Underwriters’ Lock-up and ending on the earlier of the fifteen (15) month anniversary of the Closing Date and the sixtieth (60th) day after the first date after the Third Formation Offering upon which none of the MAC Trusts is subject to the Third Formation Offering Underwriters’ Lock-up.

“Fourth Formation Offering Underwriters’ Lock-up” has the meaning set forth in Section 2.1(e)(iv).

“Governmental Authority” means any nation or government, any foreign or domestic federal, state, county, municipal or other political instrumentality or subdivision thereof and any foreign or domestic entity or body exercising executive, legislative, judicial, regulatory, administrative, supervisory or taxing functions of or pertaining to government, including any court.

“Holder” means any Person who at any time is the holder of Registrable Securities and who is a party to this Agreement or has executed and delivered to the Company, the MAC Trusts and Cargill a Joinder Agreement.

“Initial Debt Exchange” means an exchange on the Closing Date by Cargill with Exchanging Cargill Debt Holders, pursuant to one or more Debt Exchange Agreements, of a portion of the Cargill Retained M Holdings Shares for indebtedness of Cargill then held by such Exchanging Cargill Debt Holders.

“Inspectors” has the meaning set forth in Section 2.6(u).

“Joinder Agreement” means a joinder agreement in the form attached as Exhibit A hereto.

“Law” means all laws, Orders, statutes, codes, regulations, ordinances, decrees, rules, or other requirements with similar effect of any Governmental Authority.

“Lead Manager” means the lead book-running managing underwriter and stabilization agent with respect any offering or other disposition of Registrable Securities pursuant to any Registration Statement hereunder, whose name shall appear on the left-hand side of the prospectus.

“Leading Participating Holders” means: (a) with respect to any Formation Offering or S&P 500 Index Inclusion Offering, Cargill (if Cargill shall have requested the inclusion of Cargill Registrable Securities in such offering, including for sale by Exchanging Cargill Debt Holders, in accordance with the terms hereof) and each of the MAC Trusts that shall have requested the inclusion of MAC Trusts Registrable Securities in such offering in accordance with the terms hereof; (b) with respect to any Released Share Offering, each of the MAC Trusts that shall have requested the inclusion of MAC Trusts Registrable Securities in such offering in accordance with the terms hereof and one Holder designated by the Holders holding in the aggregate at least 50% of the Exchanging Cargill Stockholder Registrable Securities requested to be included in such offering in accordance with Section 2.4; (c) with respect to a registration for the purpose of effecting sales of Registrable Securities pursuant to a Registration Statement in accordance with Section 2.2, each of the MAC Trusts; and (d) with respect to a registration for the purpose of effecting sales of Registrable Securities pursuant to a Registration Statement in accordance with Section 2.5, each of the MAC Trusts and one Holder designated by the Holders holding in the aggregate at least 50% of the Registrable Securities held by Persons other than the MAC Trusts that are requested to be included in such registration in accordance with Section 2.5.

“Legal Conflict” has the meaning set forth in the definition of Compelling Reason.

“Lilac” means the Lilac Trust dated August 20, 1996, as amended.

“Lock-Up Release Date” means the First Lock-up Release Date, the Second Lock-up Release Date or the Third Lock-up Release Date, as applicable.

“Lock-Up Restrictions” means the restrictions on Transfer set forth in Section 3 of Article IV of the certificate of incorporation of the Company.

“M Holdings” has the meaning set forth in the Preamble.

“M Holdings Allotment Consent” has the meaning set forth in the Tax Agreement.

“MAC Remaining A-4 Share Number” means, at any time, the excess, if any, of (a) the aggregate number of shares of Common Stock and Company Series A-4 Common Stock received by the MAC Trusts pursuant to the Split-Off (or any shares of Common Stock issued upon the conversion of shares of Company Series A-4 Common Stock received by the MAC Trusts pursuant to the Split-Off) less (b) the aggregate number of such shares that the MAC Trusts, in the aggregate, shall have previously sold (or shall have been entitled to, but declined to, include) in any of the Formation Offerings and in any S&P 500 Index Inclusion Offering, or shall have sold pursuant to Section 2.2 (if applicable). For the avoidance of doubt, the amount described in clause (a) shall equal 49,500,000.

“MAC Trusts” means the Margaret A. Cargill Foundation, the Acorn Trust, the Lilac Trust and the Anne Ray Charitable Trust.

“MAC Trusts Exchange Agreement” has the meaning set forth in the Recitals.

“MAC Trusts Registrable Securities” means (a) any shares of Company Common Stock transferred by Cargill to the MAC Trusts pursuant to the Split-off, (b) any shares of Company Common Stock issued or issuable (pursuant to the terms of the certificate of incorporation of the Company, whether or not then convertible or exchangeable and notwithstanding that the right to convert or exchange may be subject to a vote of the stockholders of the Company), directly or indirectly in exchange for, or upon conversion of, any shares of Company Class A Common Stock and/or Company Class B Common Stock transferred by Cargill to the MAC Trusts pursuant to the Split-off or upon conversion of, or in exchange for, any shares of Company Class A Common Stock issued or issuable (pursuant to the terms of the certificate of incorporation of the Company, whether or not then convertible or exchangeable and notwithstanding that the right to convert or exchange may be subject to a vote of the stockholders of the Company) upon conversion of, or in exchange for, any shares of Company Class B Common Stock transferred by Cargill to the MAC Trusts pursuant to the Split-off, and (c) any and all securities of any kind whatsoever which may be issued after the consummation of the Split-off in respect of, in exchange for, or upon conversion of, the shares of Company Common Stock, Company Class A Common Stock or Company Class B Common Stock referenced in clause (a) or (b) above by way of a merger, consolidation, stock split, stock dividend, spin-off, split-off or recapitalization of the Company or otherwise. As to any particular MAC Trusts Registrable Securities, such securities shall cease to be MAC Trusts Registrable Securities when such securities (i) shall have been disposed of pursuant to a Formation Offering or an S&P 500 Index Inclusion Offering or any other sale pursuant to a Registration Statement, (ii) shall have been sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act) or in a private transaction, in each case, in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities or (iii) shall have ceased to be outstanding.

“Margaret A. Cargill Foundation” means the Margaret A. Cargill Foundation established under the Acorn Trust dated January 30, 1995, as amended.

“Market Sales” has the meaning set forth in Section 2.2(a).

“Market Shelf Request” has the meaning set forth in Section 2.2(a).

“Merger” has the meaning set forth in the Recitals.

“Merger and Distribution Agreement” has the meaning set forth in the Recitals.

“Merger Effective Time” has the meaning set forth in the Merger and Distribution Agreement.

“Merger” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Recitals.

“Mosaic” has the meaning set forth in the Preamble.

“Mosaic Common Stock” means the common stock, par value $0.01 per share, of Mosaic.

“Mosaic Shareholders Meeting” has the meaning set forth in the Merger and Distribution Agreement.

“NASD” means the National Association of Securities Dealers, Inc.

“Optional Repurchase” has the meaning set forth in Section 2.1(f).

“Optional Repurchase Price” means for each Optional Repurchase Share (i) the Company Market Price less (ii) the aggregate Underwriting Fees per share in the Third Formation Offering.

“Optional Repurchase Shares” means, at the time of the Optional Repurchase, the number of shares of Company Series A-4 Common Stock equal to the MAC Remaining A-4 Share Number.

“Order” shall mean all judgments, orders, writs, injunctions, decisions, rulings, decrees and awards of any Governmental Authority.

“Other Offering/Registration” means the S&P 500 Index Inclusion Offering, Released Share Offering or the registration of any Registrable Securities in accordance with Sections 2.2 or 2.5 of this Agreement.

“Participating Holders” means, with respect to any Formation Offering, S&P 500 Index Inclusion Offering or Released Share Offering, the Holders of Registrable Securities to be included in such offering in accordance herewith (it being understood that Cargill shall be considered a Holder of Cargill Registrable Securities being sold by Exchanging Cargill Debt Holders in any Formation Offering or S&P 500 Index Inclusion Offering if Cargill Registrable Securities are to be included in such offering in accordance with the terms hereof) and with respect to a registration for the sale of Registrable Securities pursuant to a Registration Statement in accordance with Section 2.2 or Section 2.5, the Holders of Registrable Securities to be included in such registration in accordance herewith.

“Permitted Trust Distributions” means the distribution of shares of Company Common Stock, Company Class A Common Stock and Company Class B Common Stock by (i) Lilac to the Anne Ray Charity in accordance with the terms of the governing trust agreement of Lilac or (ii) Acorn to the MAC Foundation in accordance with the terms of the governing trust agreement of Acorn.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or agency or other entity of any kind or nature.

“Primary Equity Issuance” has the meaning set forth in Section 2.8(a).

“Private Sales” has the meaning set forth in Section 2.2(c).

“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of NASD Conduct Rule 2720.

“Registrable Securities” means Cargill Registrable Securities, MAC Trusts Registrable Securities and, with respect to Released Share Offerings, Exchanging Cargill Stockholder Registrable Securities.

“Registration Statement” means a registration statement for a public offering and/or sale of Company Common Stock filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act pursuant to this Agreement, including any pre- and post-effective amendments and supplements thereto, and all exhibits and all material incorporated by reference therein.

“Released Share Offering” has the meaning set forth in Section 2.4(a).

“Released Share Offering Election” has the meaning set forth in Section 2.4(a).

“Released Share Offering Initiation Date” has the meaning set forth in Section 2.4(a).

“Released Share Offering Maximum Sale Number” has the meaning set forth in Section 2.4(b).

“Released Share Registration Statement” has the meaning set forth in Section 2.4(a).

“Released Share Request” has the meaning set forth in Section 2.4(a).

“Rule 144” has the meaning set forth in Section 4.1.

“S&P 500 Index” means the S&P 500 Index owned and maintained by Standard & Poor’s.

“S&P 500 Index Inclusion Offering” means an underwritten public offering of shares of Company Common Stock that (a) occurs substantially contemporaneously with the effective time of the inclusion of the Company Common Stock in the S&P 500 Index and (b) is directed exclusively or primarily at index funds whose portfolios are primarily based on the S&P 500 Index.

“S&P 500 Index Inclusion Offering MAC Base Share Number” means (x) if the S&P 500 Index Inclusion Offering occurs prior to the Second Formation Offering, a number of MAC Trusts Registrable Securities equal to (A) 7.5 million less the (B) Aggregate MAC Shares Transferred (other than 7.5 million MAC Trusts Registrable Securities included in the First Formation Offering) prior to such S&P 500 Index Inclusion Offering, and (y) if the S&P 500 Index Inclusion Offering occurs after the Second Formation Offering, a number of MAC Trusts Registrable Securities equal to (A) 49.5 million less (B) the Aggregate MAC Shares Transferred prior to such S&P 500 Index Inclusion Offering (calculated without regard to any Consent Shares previously Transferred by the MAC Trusts).

“S&P 500 Index Inclusion Offering Maximum Sale Number” has the meaning set forth in Section 2.3(a)(i).

“S&P 500 Index Inclusion Offering Underwriters’ Lock-up” has the meaning set forth in Section 2.3(d).

“Sale Suspension” has the meaning set forth in Section 2.2(b).

“SEC” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Second Demand Period” means the thirty (30)-day period beginning on the date that is six (6) months prior to the Second Lock-up Release Date.

“Second Formation Offering” has the meaning set forth in Section 2.1(c).

“Second Formation Offering MAC Base Share Number” means a number of MAC Trusts Registrable Securities equal to (A) 7.5 million less (B) the Aggregate MAC Shares Transferred (other than 7.5 million MAC Trusts Registrable Securities included in the First Formation Offering) prior to the Second Formation Offering. The “Second Formation Offering MAC Base Share Number” shall in no event be less than zero.

“Second Formation Offering Maximum Sale Number” has the meaning set forth in Section 2.1(c)(i).

“Second Formation Offering Period” means the ninety (90) day period beginning on the first date after the First Formation Offering upon which none of Cargill and the MAC Trusts is subject to the First Formation Offering Underwriters’ Lock-up.

“Second Formation Offering Underwriters’ Lock-up” has the meaning set forth in Section 2.1(c)(iii).

“Second Lock-up Release Date” means the first day after the forty-two (42) month anniversary of the Split-off.

“Second Lock-up Released Share Offering” has the meaning set forth in Section 2.4(e)(ii).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Eligible Registrable Securities” has the meaning set forth in Section 2.5(a).

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (a) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (b) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering Registrable Securities. To the extent Mosaic or the Company, as applicable, is a WKSI, a “Shelf Registration Statement” shall be deemed to refer to an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3 (or any successor form or other appropriate form under the Securities Act).

“Shelf Request” has the meaning set forth in Section 2.5(a).

“Split-off” has the meaning set forth in the Recitals.

“Tax Agreement” means the Tax Agreement entered into as of the date hereof by and among the Company, Mosaic and Cargill, as it may be amended from time to time.

“Tax Lock Up Restrictions” means the restrictions set forth in the section entitled “Tax Lock Up” in the MAC Trusts Exchange Agreement.

“Tender and Support Agreements” has the meaning set forth in the Recitals.

“Third Demand Period” means the thirty (30)-day period beginning on the date that is six (6) months prior to the Third Lock-up Release Date.

“Third Formation Offering” has the meaning set forth in Section 2.1(d).

“Third Formation Offering MAC Base Share Number” means a number of MAC Trusts Registrable Securities equal to (A) 49.5 million less (B) the Aggregate MAC Shares Transferred prior to the Third Formation Offering (calculated without regard to any Consent Shares previously Transferred by the MAC Trusts).

“Third Formation Offering Maximum Sale Number” has the meaning set forth in Section 2.1(d)(i).

“Third Formation Offering Period” means the period, if any, beginning on the first date after the Second Formation Offering upon which none of Cargill, if applicable, or the MAC Trusts is subject to the Second Formation Offering Underwriters’ Lock-up and ending on the earlier of (a) the fifteen (15) month anniversary of the Closing Date and (b) the sixtieth (60th) day (or, at the election of the MAC Trusts (acting jointly), up to the the 90th day) after the first date after the Second Formation Offering upon which none of Cargill, if applicable, or the MAC Trusts is subject to the Second Formation Offering Underwriters’ Lock-up.

“Third Formation Offering Underwriters’ Lock-up” has the meaning set forth in Section 2.1(d)(iii).

“Third Lock-up Release Date” means the first day after the fifty-four (54) month anniversary of the Split-off.

“Third Lock-up Released Share Offering” has the meaning set forth in Section 2.4(e)(iii).

“Trading Day” means a day on which the Company Common Stock (x) has traded at least one share on the New York Stock Exchange and (y) is not suspended from trading on the New York Stock Exchange.

“Transaction Documents” has the meaning set forth in the Merger and Distribution Agreement.

“Transfer” means (with its cognates having corresponding meanings), with respect to any Equity Securities, (i) any direct or indirect sale, exchange, issuance, transfer, redemption, grant, pledge, hypothecation or other disposition, whether voluntary or involuntary, by operation of law or otherwise, and whether or not for value, of any of the Equity Securities, or any securities, options, warrants or rights convertible into or exercisable or exchangeable for, or for the purchase or other acquisition of, any Equity Securities or any contract or other binding arrangement or understanding (in each case, whether written or oral) to take any of the foregoing actions or (ii) entering into any swap or other agreement, arrangement or understanding, whether or not in writing, that, directly or indirectly, transfers, conveys or otherwise disposes of, in whole or in part, any of the economic or other risks or consequences of ownership of any Equity Securities, including short sales of Equity Securities, offsetting notional principal contracts with respect to any Equity Securities, forward contracts to sell with respect to any Equity Securities, option transactions with respect to Equity Securities, use of equity or other derivative financial instruments relating to Equity Securities and other hedging arrangements with respect to Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities, other securities, cash or otherwise; provided, however, that (a) the grant of a proxy in connection with a solicitation of proxies as provided for in any of the Transaction Documents or subject to the provisions of Section 14 of the Exchange Act shall not constitute a “Transfer” and (b) the conversion of any shares of M Holdings Class B Common Stock into shares of M Holdings Common Stock or M Holdings Class A Common Stock and the conversion of any shares of M Holdings Class A Common Stock into shares of M Holdings Common Stock in accordance with the certificate of incorporation of M Holdings shall not constitute a “Transfer”.

“Underwriting Fees” means, with respect to any Formation Offering, any S&P 500 Index Inclusion Offering or any Released Share Offering, the gross spread, commissions, fees or other compensation payable to all underwriters in such offering.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405 promulgated under the Securities Act.

1.2. References; Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section or Exhibit, such reference shall be to an Article or a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole (including the Exhibits hereto), and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to cover all genders. All references in this Agreement to the number of shares of any securities shall be appropriately adjusted to reflect any stock split, stock dividend, reverse stock split or similar change in such securities which may be made by the issuer thereof after date of this Agreement. Any statute, rule, order or regulation defined or referred to in this Agreement or in any agreement or instrument that is referred to in this Agreement shall mean such statute, rule, order or regulation as from time to time amended, updated, modified, supplemented or superseded, including by succession of comparable successor statutes, rules, orders or regulations and references to all attachments thereto and instruments incorporated therein, to the extent that such amendment, update, modification, supplement or superseding statute, rule, order or regulation is applicable to the Transactions. References to a Person are also to its permitted successors and assigns.

(b) The parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

2. Registration Rights.

2.1. Formation Offerings.

(a) General. In advance of the Mosaic Shareholders Meeting or such other time as shall be agreed by Cargill and Mosaic and the MAC Trusts, the Company and Mosaic shall prepare and file with the SEC a Registration Statement (which, if permitted at such time, shall be a Shelf Registration Statement) providing for the registration of the maximum number of Registrable Securities that may be offered and sold by the MAC Trusts, Exchanging Cargill Debt Holders, Cargill and, if applicable, the Company in the Formation Offerings. The Company and Mosaic shall cause such Registration Statement to become effective under the Securities Act on the date of filing thereof (if such Registration Statement is an automatic shelf registration statement) or use their reasonable best efforts to cause such Registration Statement to be declared effective as promptly as practicable after the filing thereof (if such Registration Statement is not an automatic shelf registration statement). The Company and Mosaic shall use their reasonable best efforts (including by preparing and filing such amendments and supplements to such Registration Statement and the prospectus included therein (or any replacement Registration Statement)) as may be necessary to comply with the Securities Act and the rules and regulations thereunder to (x) keep such Registration Statement (or a replacement Registration Statement) continuously effective until at least the earlier of (i) the second anniversary of the Closing Date and (ii) the completion of the Second Formation Offering (or, if applicable, the Third Formation Offering or Fourth Formation Offering), (y) allow for the disposition by the MAC Trusts, Exchanging Cargill Debt Holders and Cargill of the Registrable Securities in the Formation Offerings in accordance with Sections 2.1(b), 2.1(c), 2.1(d) and 2.1(e) (it being understood and agreed that the only Registrable Securities entitled to be included by the MAC Trusts in the Formation Offerings in accordance with Sections 2.1(b), 2.1(c), 2.1(d) and 2.1(e) shall be the aggregate number of shares of Common Stock and Company Series A-4 Common Stock received by the MAC Trusts pursuant to the Split-Off and any Consent Shares), and (z) otherwise comply with the applicable requirements of the Securities Act and the rules and regulations thereunder; provided, however, that the Company may replace such Registration Statement with a new Registration Statement as permitted by applicable securities Laws so long as a Registration Statement remains effective at all times as required pursuant to this Section 2.1(a).

(b) First Formation Offering. The Company and Mosaic shall take all actions necessary on the part of the Company and Mosaic to cause an underwritten offering of Registrable Securities to be consummated on the Closing Date after the consummation of the Split-off and the Initial Debt Exchange (such offering, the “First Formation Offering”), subject to the provisions set forth in this Section 2.1(b).

(i) Each of the Company, the MAC Trusts (with the MAC Trusts acting jointly) and Cargill shall be entitled to select one joint book-running managing underwriter (for a total of up to three book-running managing underwriters) for the First Formation Offering, and each of the other underwriters for the First Formation Offering shall be jointly selected by the Company and Cargill, in each case in consultation with the MAC Trusts and the joint book-running managing underwriters. Each of the joint book-running managing underwriters for the First Formation Offering shall be entitled to participate in due diligence, structuring, marketing, general execution, pricing and book-building in connection with such offering; provided that the maximum number of Registrable Securities that may be included in such offering, including the number of Registrable Securities included in any over-allotment option associated with such offering (such maximum number, the “First Formation Offering Maximum Sale Number”), shall be jointly determined by the book-running managing underwriters selected by the Company and Cargill, in consultation with the book-running managing underwriter selected by the MAC Trusts. Subject to the foregoing, the book-running managing underwriter selected by Cargill shall be the Lead Manager for the First Formation Offering, shall lead the due diligence, structuring, marketing and general execution of the First Formation Offering and shall have the exclusive right to release Persons from the First Formation Offering Underwriters’ Lock-up.

(ii) Unless otherwise agreed by the MAC Trusts (with the MAC Trusts acting jointly) and Cargill, (x) the MAC Trusts, in the aggregate, shall include in the First Formation Offering 7.5 million MAC Trusts Registrable Securities delivered to the MAC Trusts as shares of Company Common Stock in the Split-off; (y) Exchanging Cargill Debt Holders shall include in the First Formation Offering such number of Cargill Registrable Securities as shall be determined by Cargill (with the allocation amongst the Exchanging Cargill Debt Holders of such Cargill Registrable Securities to be determined by Cargill) and set forth in the underwriting agreement or agreements entered into in connection with the First Formation Offering; provided, however, that the maximum number of Cargill Registrable Securities that may be included in the First Formation Offering shall not exceed the First Formation Offering Maximum Sale Number less the number of MAC Trusts Registrable Securities being included in the First Formation Offering pursuant to clause (x) above; and (z) to the extent that the First Formation Offering Maximum Sale Number exceeds the number of Registrable Securities being included in the First Formation Offering pursuant to clauses (x) and (y) above, the MAC Trusts, in the aggregate, shall be entitled to include in the First Formation Offering a number of additional MAC Trusts Registrable Securities issuable upon conversion of Company Series A-4 Common Stock up to such excess. Unless agreed by Cargill and the MAC Trusts (with the MAC Trusts acting jointly), the Company shall not include any securities in the First Formation Offering (for the account of the Company or any other Person), except in accordance with this Section 2.1(b)(ii).

(iii) Cargill and the Company shall be entitled, in each case in consultation with the MAC Trusts, to (a) conduct the negotiations with the underwriters with respect to the pricing, the Underwriting Fees and the other terms of the underwriting agreement for the First Formation Offering, and (b) conduct the negotiations with the underwriters with respect to the terms of the underwriters’ lock-up associated with the First Formation Offering (it being agreed that the underwriters’ lock-up period associated with the First Formation Offering (the “First Formation Offering Underwriters’ Lock-up”) shall expire no later than 180 days after the Closing Date)).

(c) Second Formation Offering. Unless a Compelling Reason shall have occurred and shall continue to exist, the Company and Mosaic shall take all actions necessary on the part of the Company and Mosaic to cause an underwritten offering of Registrable Securities to be consummated during the Second Formation Offering Period (such offering, the “Second Formation Offering”), subject to the provisions of this Section 2.1(c). The exact timing of the Second Formation Offering during the Second Formation Offering Period shall be determined in good faith by the Company, in consultation with the joint book-running managing underwriters selected by Cargill, the Company and the MAC Trusts based on market conditions; provided, that if Cargill desires to effect a Follow-on Debt Exchange in connection with the Second Formation Offering, the Second Formation Offering shall be timed in consultation with Cargill so as to allow Cargill to consummate the Follow-on Debt Exchange in a manner consistent in all material respects with the terms, conditions and structure set forth in the Private Letter Ruling and the IRS Ruling Submission (both as defined in the Merger and Distribution Agreement) immediately prior to the consummation of the Second Formation Offering. If a Compelling Reason shall exist at any time during the Second Formation Offering Period, the Company and Mosaic shall take all actions necessary on the part of the Company and Mosaic to cause the Second Formation Offering to be consummated as promptly as practicable after such Compelling Reason ceases to exist (but in no event shall the Second Formation Offering be required or permitted to occur after the fifteen (15) month anniversary of the Closing Date). For the avoidance of doubt, the Company’s and Mosaic’s obligation to cause a Second Formation Offering to be effected pursuant to this Section 2.1(c) shall not be deemed satisfied by the occurrence of any S&P 500 Index Inclusion Offering.

(i) Each of the Company, the MAC Trusts (with the MAC Trusts acting jointly) and Cargill (if Cargill Registrable Securities are to be included in the Second Formation Offering) shall be entitled to select one joint book-running managing underwriter (for a total of up to three book-running managing underwriters) for the Second Formation Offering, and, if Cargill Registrable Securities are not to be included in the Second Formation Offering, each of the other underwriters for the Second Formation Offering shall be selected by the Company (provided that one of such other underwriters shall be an underwriter selected by Cargill) or, if Cargill Registrable Securities are to be included in the Second Formation Offering, each of the other underwriters for the Second Formation Offering shall be jointly selected by the Company and Cargill, in each case in consultation with the MAC Trusts and the joint book-running managing underwriters. Each of the joint book-running managing underwriters for the Second Formation Offering shall be entitled to participate in due diligence, structuring, marketing, general execution, pricing and book-building in connection with such offering; provided that the maximum number of Registrable Securities that may be included in such offering, including the number of Registrable Securities to be included in any over-allotment option associated with such offering (such maximum number, the “Second Formation Offering Maximum Sale Number”), shall be determined by the book-running managing underwriter selected by the Company, in consultation with the book-running underwriter selected by the MAC Trusts; provided further, however, that if Cargill shall have selected a joint book-running managing underwriter for the Second Formation Offering in accordance with the foregoing, the Second Formation Offering Maximum Sale Number shall be jointly determined by the book-running managing underwriters selected by the Company and Cargill, in consultation with the book-running underwriter selected by the MAC Trusts. Subject to the foregoing, the book-running managing underwriter selected by Cargill (if Cargill Registrable Securities are to be included in the Second Formation Offering), or (if no Cargill Registrable Securities are to be included in the Second Formation Offering) the book-running managing underwriter selected by the Company, shall be the Lead Manager for the Second Formation Offering, shall lead the due diligence, structuring, marketing and general execution of the Second Formation Offering and shall have the exclusive right to release Persons from the Second Formation Offering Underwriters’ Lock-up.

(ii) Unless otherwise agreed by the MAC Trusts (with the MAC Trusts acting jointly) and Cargill, Registrable Securities shall be included in the Second Formation Offering in accordance with the following order of priority:

A. first, the MAC Trusts, in the aggregate, shall be entitled to include in the Second Formation Offering up to a number of MAC Trusts Registrable Securities issuable upon conversion of Company Series A-4 Common Stock equal to the Second Formation Offering MAC Base Share Number (with the allocation amongst the MAC Trusts of such MAC Trusts Registrable Securities to be determined by the MAC Trusts);

B. second, Exchanging Cargill Debt Holders and Cargill shall be entitled to include in the Second Formation Offering such number of Cargill Registrable Securities as shall be determined by Cargill (with the allocation amongst the Exchanging Cargill Debt Holders and Cargill of such Cargill Registrable Securities to be determined by Cargill); provided, however, that the maximum number of Cargill Registrable Securities that may be included in the Second Formation Offering shall not exceed the Second Formation Offering Maximum Sale Number less the number of MAC Trusts Registrable Securities being included in the Second Formation Offering pursuant to clause A. above; and

C. third, to the extent that the Second Formation Offering Maximum Sale Number exceeds the number of Registrable Securities being included in the Second Formation Offering pursuant to clauses A. and B. above, the MAC Trusts, in the aggregate, shall be entitled to include in the Second Formation Offering a number of additional MAC Trusts Registrable Securities up to such excess comprised of MAC Trusts Registrable Securities issuable upon conversion of Company Series A-4 Common Stock and Consent Shares (with the allocation amongst the MAC Trusts of such MAC Trusts Registrable Securities to be determined by the MAC Trusts).

Unless agreed by the MAC Trusts (with the MAC Trusts acting jointly) and Cargill (if Cargill Registrable Securities will be included in the Second Formation Offering), the Company shall not include any securities in the Second Formation Offering (for the account of the Company or any other Person), except in accordance with clauses A., B., and C. above.

(iii) The Company and Cargill (if Cargill Registrable Securities are to be included in the Second Formation Offering) shall be entitled, in each case in consultation with the MAC Trusts, to (a) conduct the negotiations with the underwriters with respect to the pricing, the Underwriting Fees and the other terms of the underwriting agreement for the Second Formation Offering, and (b) conduct the negotiations with the underwriters with respect to the terms of the underwriters’ lock-up associated with the Second Formation Offering (it being agreed that the underwriters’ lock-up period associated with the Second Formation Offering (the “Second Formation Offering Underwriters’ Lock-up”) shall expire no later than 90 days after the closing of the Second Formation Offering).

(d) Third Formation Offering. Subject to the last sentence of this paragraph (d), unless a Compelling Reason shall have occurred and shall continue to exist, the Company and Mosaic shall take all actions necessary on the part of the Company and Mosaic to cause an underwritten offering of shares of Registrable Securities to be consummated during the Third Formation Offering Period (such offering, the “Third Formation Offering”), subject to the provisions of this Section 2.1(d). The exact timing of the Third Formation Offering during the Third Formation Offering Period shall be determined in good faith by the Company in consultation with the joint book-running managing underwriters selected by Cargill (if Cargill Registrable Securities are to be included in the Third Formation Offering), the Company and the MAC Trusts (if MAC Trust Registrable Securities are to be included in the Third Formation Offering) based on market conditions; provided, that if Cargill desires to effect a Follow-on Debt Exchange in connection with the Third Formation Offering, the Third Formation Offering shall be timed in consultation with Cargill so as to allow Cargill to consummate the Follow-on Debt Exchange in a manner consistent in all material respects with the terms, conditions and structure set forth in the Private Letter Ruling and the IRS Ruling Submission immediately prior to the consummation of the Third Formation Offering. If a Compelling Reason shall exist at any time during the Third Formation Offering Period, the Company and Mosaic shall take all actions necessary on the part of the Company and Mosaic to cause the Third Formation Offering to be consummated as promptly as practicable after such Compelling Reason ceases to exist (but in no event shall a Third Formation Offering be required or permitted to occur after the fifteen (15) month anniversary of the Closing Date). For the avoidance of doubt, the Company’s and Mosaic’s obligation to cause a Third Formation Offering to be effected pursuant to this Section 2.1(d) shall not be deemed satisfied by the occurrence of any S&P 500 Index Inclusion Offering. Notwithstanding anything herein to the contrary, the Company shall not, without the consent of Cargill and the MAC Trusts, effect the Third Formation Offering contemplated by this Section 2.1(d) if (A) following the consummation of the later of the Second Formation Offering and, if the Company has determined to conduct the S&P 500 Index Inclusion Offering prior to the Third Formation Offering, the S&P 500 Index Inclusion Offering, the sum of the MAC Remaining A-4 Share Number plus the number of Consent Shares for which the MAC Trusts have received consent from the Company to sell in any Third Formation Offering is less than 9.5 million, (B) the MAC Trusts (acting jointly) have delivered to the Company on or prior to the expiration of the Second Formation Offering Underwriters’ Lock-up or the S&P Index Inclusion Offering Underwriters’ Lock-up, as applicable, a written request that no Third Formation Offering be consummated and (C) Cargill then holds no Cargill Registrable Securities or Cargill, by written notice to the Company, shall have waived its right to the Third Formation Offering.

(i) Each of the Company, the MAC Trusts (with the MAC Trusts acting jointly) (if MAC Trust Registrable Securities are to be included in the Third Formation Offering) and Cargill (if Cargill Registrable Securities are to be included in the Third Formation Offering) shall be entitled to select one joint book-running managing underwriter (for a total of up to three book-running managing underwriters) for the Third Formation Offering, and each of the other underwriters for the Third Formation Offering shall be selected by the Company in consultation with the MAC Trusts (if MAC Trust Registrable Securities are to be included in the Third Formation Offering) and Cargill (if Cargill Registrable Securities are to be included in the Third Formation Offering) and the joint book-running managing underwriters (provided that one of such other underwriters shall be an underwriter selected by Cargill). Each of the joint book-running managing underwriters shall be entitled to participate in due diligence, structuring, marketing, general execution, pricing and book-building in connection with such offering; provided that the maximum number of Registrable Securities that may be included in such offering, including the number of Registrable Securities to be included in any over-allotment option associated with such offering (such maximum number, the “Third Formation Offering Maximum Sale Number”), shall be jointly determined by the book-running managing underwriters selected by the Company and the MAC Trusts; provided, however, that if the MAC Trusts shall not have selected a joint book-running managing underwriter for the Third Formation Offering, the Third Formation Offering Maximum Sale Number shall be jointly determined by the book-running managing underwriters selected by the Company and Cargill. Subject to the foregoing, the book-running managing underwriter selected by the Company shall be the Lead Manager for the Third Formation Offering, shall lead the due diligence, structuring, marketing and general execution of the Third Formation Offering and shall have the exclusive right to release Persons from the Third Formation Offering Underwriters’ Lock-up.

(ii) Unless otherwise agreed by the MAC Trusts (with the MAC Trusts acting jointly) and Cargill, Registrable Securities shall be included in the Third Formation Offering in accordance with the following order of priority:

A. first, the MAC Trusts, in the aggregate, shall be entitled to include in the Third Formation Offering up to a number of MAC Trusts Registrable Securities issuable upon conversion of Company Series A-4 Common Stock equal to the Third Formation Offering MAC Base Share Number (with the allocation amongst the MAC Trusts of such MAC Trusts Registrable Securities to be determined by the MAC Trusts); provided, however, that the maximum number of MAC Trusts Registrable Securities that may be included in the Third Formation Offering shall not exceed the Third Formation Offering Maximum Sale Number;

B. second, subject to the Tax Lock Up Restrictions, the MAC Trusts, in the aggregate, shall be entitled to include in the Third Formation Offering Consent Shares (with the allocation amongst the MAC Trusts of such MAC Trusts Registrable Securities to be determined by the MAC Trusts); provided, however, that the maximum number of MAC Trusts Registrable Securities that may be included in the Third Formation Offering pursuant to clause A. and this clause B. shall not exceed the Third Formation Offering Maximum Sale Number;

C. third, Exchanging Cargill Debt Holders and Cargill shall be entitled to include in the Third Formation Offering such number of Cargill Registrable Securities as shall be determined by Cargill (with the allocation amongst the Exchanging Cargill Debt Holders and Cargill of such Cargill Registrable Securities to be determined by Cargill); provided, however, that the maximum number of Cargill Registrable Securities that may be included in the Third Formation Offering shall not exceed the Third Formation Offering Maximum Sale Number less the number of MAC Trusts Registrable Securities being included in the Third Formation Offering pursuant to clauses A. and B. above; and

D. fourth, subject to the Tax Agreement, the Company shall be entitled to include in the Third Formation Offering such number of shares of Company Common Stock for its own account or for the account of any other Person as shall be determined by the Company; provided, however, that the maximum number of shares of Company Common Stock that may be included in the Third Formation Offering by the Company pursuant to this clause D. shall not exceed the Third Formation Offering Maximum Sale Number less the number of Registrable Securities being included in the Third Formation Offering pursuant to clauses A., B. and C. above.

(iii) The Company and the MAC Trusts (with the MAC Trusts acting jointly) shall be entitled, in consultation with Cargill (if Cargill Registrable Securities are to be included in the Third Formation Offering), to (a) conduct the negotiations with the underwriters with respect to the pricing, the Underwriting Fees and the other terms of the underwriting agreement for the Third Formation Offering and (b) conduct the negotiations with the underwriters with respect to the terms of the underwriters’ lock-up associated with such offering (it being agreed that the underwriters’ lock-up period associated with the Third Formation Offering (the “Third Formation Offering Underwriters’ Lock-up”) shall expire no later than 60 days after the closing of the Third Formation Offering).

(e) Fourth Formation Offering.

(i) If following the consummation of the Third Formation Offering (if any) the sum of the MAC Remaining A-4 Share Number plus the number of Consent Shares for which the MAC Trusts have received consent from the Company to sell in any Fourth Formation Offering is greater than or equal to 9.5 million, at the request of the MAC Trusts (with the MAC Trusts acting jointly) but not otherwise, unless a Compelling Reason shall have occurred and shall continue to exist, the Company and Mosaic shall, subject to Section 2.1(f), take all actions necessary on the part of the Company and Mosaic to cause an underwritten offering of shares of MAC Trusts Registrable Securities to be consummated during the Fourth Formation Offering Period (such offering, the “Fourth Formation Offering”), subject to the provisions of this Section 2.1(e). The exact timing of the Fourth Formation Offering during the Fourth Formation Offering Period shall be determined in good faith by the Company based on market conditions. If a Compelling Reason shall exist at any time during the Fourth Formation Offering Period, the Company and Mosaic shall take all actions necessary on the part of the Company and Mosaic to cause the Fourth Formation Offering to be consummated as promptly as practicable after such Compelling Reason ceases to exist; provided, that in no event shall a Fourth Formation Offering be required or permitted to occur after the fifteen (15) month anniversary of the Closing Date.

(ii) Each of the Company, the MAC Trusts (with the MAC Trusts acting jointly) and Cargill (if a joint book-running managing underwriter selected by Cargill is entitled to receive a portion of the Underwriting Fees in the Fourth Formation Offering) shall be entitled to select one joint book-running managing underwriter (for a total of up to three book-running managing underwriters) for the Fourth Formation Offering, and each of the other underwriters for the Fourth Formation Offering shall be selected by the Company in consultation with the MAC Trusts and the joint book-running managing underwriters. Each of the joint book-running managing underwriters shall be entitled to participate in due diligence, structuring, marketing, general execution, pricing and book-building in connection with such offering; provided that the maximum number of MAC Trust Registrable Securities that may be included in such offering, including the number of MAC Trust Registrable Securities to be included in any over-allotment option associated with such offering, (such maximum number, the “Fourth Formation Offering Maximum Sale Number”), shall be jointly determined by the book-running managing underwriters selected by the Company and the MAC Trusts. Subject to the foregoing, the book-running managing underwriter selected by the Company shall be the Lead Manager for the Fourth Formation Offering, shall lead the due diligence, structuring, marketing and general execution of the Fourth Formation Offering and shall have the exclusive right to release Persons from the Fourth Formation Offering Underwriters’ Lock-up.

(iii) The MAC Trusts, in the aggregate, shall be entitled to include in the Fourth Formation Offering up to a number of MAC Trust Registrable Securities issuable upon the conversion of Company Series A-4 Common Stock equal to the Fourth Formation Offering MAC Base Share Number (with the allocation amongst the MAC Trusts of such MAC Trust Registrable Securities to be determined by the MAC Trusts); provided, however, that the maximum number of MAC Trust Registrable Securities that may be included in the Fourth Formation Offering shall not exceed the Fourth Formation Offering Maximum Sale Number.

(iv) The Company shall be entitled, in consultation with the MAC Trusts, to (a) conduct the negotiations with the underwriters with respect to the pricing, the Underwriting Fees and the other terms of the underwriting agreement for the Fourth Formation Offering, and (b) conduct the negotiations with the underwriters with respect to the terms of the underwriters’ lock-up associated with such offering (it being agreed that the underwriters’ lock-up period associated with the Fourth Formation Offering (the “Fourth Formation Offering Underwriters’ Lock-up”) shall expire no later than 60 days after the closing of the Fourth Formation Offering).

(f) Optional Repurchase. In place of the obligations (if any) of the Company and Mosaic to consummate a Fourth Formation Offering pursuant to Section 2.1(e), the Company shall have the option (exercisable in its sole discretion), to repurchase (the “Optional Repurchase”), out of funds legally available therefor, from the MAC Trusts (with the allocation amongst the MAC Trusts of such shares to be repurchased to be determined by the MAC Trusts) the Optional Repurchase Shares at the Optional Repurchase Price. The Company shall have the right to exercise such option and effect such repurchase at any time from and after the consummation of the Third Formation Offering through the end of the Fourth Formation Offering Period.

2.2. Market Sales; Private Sales.

(a) Market Sales. Subject to Section 2.2(b), if (x) following the consummation of the Second Formation Offering, (i) the sum of the MAC Remaining A-4 Share Number plus the number of Consent Shares not yet Transferred by the MAC Trusts is less than 9.5 million but greater than zero and (ii) in accordance with the last sentence of Section 2.1(d), the Company will not effect the Third Formation Offering, (y) following the consummation of the Third Formation Offering, the sum of the MAC Remaining A-4 Share Number plus the number of Consent Shares not yet Transferred by the MAC Trusts is either (A) greater than 9.5 million and the MAC Trusts (acting jointly) have indicated in writing to the Company that no request will be made by the MAC Trusts pursuant to Section 2.1(e)(1) for the Company to conduct a Fourth Formation Offering or (B) less than 9.5 million but greater than zero or (z) following the consummation of the Fourth Formation Offering, the sum of the MAC Remaining A-4 Share Number plus the number of Consent Shares not yet Transferred by the MAC Trusts is greater than zero, then, in the case of any of clauses (x), (y) or (z), the MAC Trusts (acting jointly) shall have the right, by delivery of a written request to the Company (a “Market Shelf Request”), to request that the Company prepare and file with the SEC, and cause to become effective, in each case as promptly as practicable (but no earlier than the applicable Formation Shelf Trigger Date), a Shelf Registration Statement (and any necessary or appropriate prospectuses and prospectus supplements), and the Company shall use its reasonable best efforts to comply with such request, pursuant to which, subject to Section 2.2(b), the MAC Trusts shall be permitted to sell MAC Trusts Registrable Securities issuable upon conversion of Company Series A-4 Common Stock and Consent Shares from time to time after the applicable Formation Shelf Trigger Date (or, if later, the effective time of such Shelf Registration Statement), but in no event later than the twenty-four (24) month anniversary of the Closing Date (with the right to sell such MAC Trusts Registrable Securities to be allocated amongst the MAC Trusts as shall be determined by the MAC Trusts) (including through a broker that acted as underwriter in any Formation Offering or the S&P 500 Index Inclusion Offering); provided that all such sales shall (i) be effected solely through a broker in open market transactions on the New York Stock Exchange or other principal trading market of Company Common Stock at prices then prevailing in the market, (ii) not involve a public offering for cash or an underwriting and (iii) not involve an investment bank acting in a capacity other than as a broker. Any sales of MAC Trusts Registrable Securities made pursuant to this Section 2.2(a) are referred to as “Market Sales”. The Company shall use its reasonable best efforts to keep any Shelf Registration Statement under this Section 2.2(a) continuously effective under the Securities Act (including by filing any necessary post-effective amendments to such Shelf Registration Statement (or a new automatic shelf registration statement)) until the date that is the twenty-four (24) month anniversary of the Closing Date or until such earlier time as all securities that are eligible to be sold in such Shelf Registration Statement shall no longer constitute Registrable Securities.

(b) Sale Suspension. If the continued sales by the MAC Trusts pursuant to Section 2.2(a) would at any time require the Company to make an Adverse Disclosure, the Company may, by giving written notice to the MAC Trusts, require the MAC Trusts to suspend sales pursuant to Section 2.2(a) and Section 2.2(c) (a “Sale Suspension”); provided, that the Company shall not be permitted to require a Sale Suspension (i) more than two (2) times during any twelve (12) month period or (ii) for a period exceeding forty-five (45) days in succession on any one occasion. In the case of a Sale Suspension, the MAC Trusts agree not to effect any Private Sales and to suspend use of the applicable prospectus and any free writing prospectuses in connection with any Market Sales or any other offer to sell Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the MAC Trusts upon the termination of any Sale Suspension.

(c) Private Sales. If (x) following the consummation of the Second Formation Offering, (i) the sum of the MAC Remaining A-4 Share Number plus the number of Consent Shares not yet Transferred by the MAC Trusts is less than 9.5 million but greater than zero and (ii) in accordance with the last sentence of Section 2.1(d), the Company will not effect the Third Formation Offering, (y) following the consummation of the Third Formation Offering, the sum of the MAC Remaining A-4 Share Number plus the number of Consent Shares not yet Transferred by the MAC Trusts is either (A) greater than 9.5 million and the MAC Trusts (acting jointly) have indicated in writing to the Company that no request will be made by the MAC Trusts pursuant to Section 2.1(e)(i) for the Company to conduct a Fourth Formation Offering or (B) less than 9.5 million but greater than zero or (z) following the consummation of the Fourth Formation Offering, the sum of the MAC Remaining A-4 Share Number plus the number of

Consent Shares not yet Transferred by the MAC Trusts is greater than zero, then, in the case of any of clauses (x), (y) or (z), subject to Section 2.2(b), the MAC Trusts shall be permitted to sell MAC Trusts Registrable Securities issuable upon conversion of Company Series A-4 Common Stock and Consent Shares from time to time after the applicable Formation Shelf Trigger Date; provided that all such sales (i) shall be made in accordance with applicable securities laws and pursuant to the terms of Section 2.02(b)(vi) of the Governance Agreement, (ii) shall not involve a public offering for cash or an underwriting, (iii) shall not involve an investment bank acting in a capacity other than as a broker and (iv) shall either (A) be effected solely through a broker in open market transactions on the New York Stock Exchange or other principal trading market of Company Common Stock at prices then prevailing in the market or (B) involve a negotiation with the potential acquirers regarding terms of the acquisition. Any sales made pursuant to this Section 2.2(c) are referred to as “Private Sales”.

2.3. S&P 500 Index Inclusion Offering.

(a) The Company may, at its election, cause an S&P 500 Index Inclusion Offering to be effected, subject to the following:

(i) The exact timing of any S&P 500 Index Inclusion Offering and the maximum number of shares of Company Common Stock that may be included in such offering, including the number of shares of Company Common Stock to be included in any over-allotment option associated with such offering (such maximum number, the “S&P 500 Index Inclusion Offering Maximum Sale Number”) shall be determined in good faith by the Company in consultation with Cargill (if Cargill then holds Cargill Registrable Securities) and the MAC Trusts, in each case in consultation with the book-running managing underwriter selected by the Company; provided, however, that (x) the Company shall not be permitted to effect an S&P 500 Index Inclusion Offering after the date of the Third Formation Offering without the prior consent of the MAC Trusts, (y) if Cargill desires to effect a Follow-on Debt Exchange in connection with the S&P 500 Index Inclusion Offering, the Company shall, to the extent reasonably practicable (which the Company shall determine in its reasonable discretion), time the S&P 500 Index Inclusion Offering to allow Cargill to consummate the Follow-on Debt Exchange in a manner consistent in all material respects with the terms, conditions and structure set forth in the Private Letter Ruling and the IRS Ruling Submission immediately prior to the S&P 500 Index Inclusion Offering, and (z) the Company shall not effect an S&P 500 Index Inclusion Offering (A) later than the fifteen (15) month anniversary of the Closing Date, (B) without the consent of Cargill and the MAC Trusts, if the underwriters’ lock-up period associated with an S&P 500 Index Inclusion Offering would reasonably be expected to prevent the completion of the Second Formation Offering within the time period prescribed by this Agreement, or (C) without the consent of the MAC Trusts, if the underwriters’ lock-up period associated with an S&P 500 Index Inclusion Offering would reasonably be expected to prevent the completion of the Third Formation Offering within the time period prescribed by this Agreement.

(ii) The consummation of an S&P 500 Index Inclusion Offering shall not relieve the Company or Mosaic of its obligations to effect any of the Formation Offerings in accordance with Section 2.1.

(b) Each of the Company, the MAC Trusts (with the MAC Trusts acting jointly) and Cargill (if Cargill Registrable Securities are to be included in the S&P 500 Index Inclusion Offering) shall be entitled to select one joint book-running managing underwriter (for a total of up to three book-running managing underwriters) for the S&P 500 Index Inclusion Offering, and the Company shall be entitled to select the other underwriters for the S&P 500 Index Inclusion Offering (if any) in consultation with the joint book-running managing underwriters. The joint book-running managing underwriter for the S&P 500 Index Inclusion Offering selected by the Company shall be the Lead Manager for the S&P 500 Index Inclusion Offering, shall lead the due diligence, structuring, marketing and general execution of the S&P 500 Index Inclusion Offering and shall have the exclusive right to release Persons from the S&P 500 Index Inclusion Offering Underwriters’ Lockup; provided that to the extent practicable any other joint book-running underwriters shall be entitled to participate in such due diligence, structuring, marking, general execution, pricing and book-building in connection with such offering.

(c) Unless otherwise agreed by the MAC Trusts (with the MAC Trusts acting jointly) and, if Cargill (or any Exchanging Cargill Debt Holders) then holds Cargill Registrable Securities, Registrable Securities shall be included in the S&P 500 Index Inclusion Offering in accordance with the following order of priority:

A. first, the MAC Trusts, in the aggregate, shall be entitled to include in the S&P 500 Index Inclusion Offering up to a number of MAC Trusts Registrable Securities issuable upon conversion of Company Series A-4 Common Stock equal to the S&P 500 Index Inclusion Offering MAC Base Share Number (with the allocation amongst the MAC Trusts of such MAC Trusts Registrable Securities to be determined by the MAC Trusts); provided, however, that the maximum number of MAC Trusts Registrable Securities that may be included in the S&P 500 Index Inclusion Offering shall not exceed the S&P 500 Index Inclusion Offering Maximum Sale Number;

B. second, Exchanging Cargill Debt Holders and Cargill shall be entitled to include in the S&P 500 Index Inclusion Offering such number of Cargill Registrable Securities as shall be determined by Cargill (with the allocation amongst the Exchanging Cargill Debt Holders and Cargill of such Cargill Registrable Securities to be determined by Cargill); provided, however, that the maximum number of Cargill Registrable Securities that may be included in the S&P 500 Index Inclusion Offering pursuant to this clause B. shall not exceed the S&P 500 Index Inclusion Offering Maximum Sale Number less the number of MAC Trusts Registrable Securities being included in the S&P 500 Index Inclusion Offering pursuant to clause A. above;

C. third, subject to the Tax Lock Up Restrictions, to the extent that the S&P 500 Index Inclusion Offering Maximum Sale Number exceeds the number of Registrable Securities being included in the S&P 500 Index Inclusion Offering pursuant to clauses A. and B. above, the MAC Trusts, in the aggregate, shall be entitled to include in the S&P 500 Index Inclusion Offering a number of additional MAC Trusts Registrable Securities issuable upon conversion of the Company Series A-4 Common Stock and Consent Shares up to such excess (with the allocation amongst the MAC Trusts of such MAC Trusts Registrable Securities to be determined by the MAC Trusts).

Unless agreed by the MAC Trusts (with the MAC Trusts acting jointly) and, if Cargill then holds Cargill Registrable Securities, by Cargill, the Company shall not include any securities in the S&P 500 Index Inclusion Offering (for the account of the Company or any other Person), except in accordance with clauses A., B., and C. above.

(d) The Company shall be entitled, in consultation with the MAC Trusts (with the MAC Trusts acting jointly) and Cargill (if Cargill Registrable Securities are to be included in the S&P 500 Index Inclusion Offering), to (a) conduct the negotiations with the underwriters with respect to the pricing, the Underwriting Fees and the other terms of the underwriting agreement for the S&P 500 Index Inclusion Offering, and (b) conduct the negotiations with the underwriters with respect to the terms of the underwriters’ lock-up associated with the S&P 500 Index Inclusion Offering (provided that (x) without the consent of Cargill (if Cargill holds Cargill Retained M Holdings Shares) and the MAC Trusts, the underwriters’ lock-up period associated with the S&P 500 Index Inclusion Offering (the “S&P 500 Index Inclusion Offering Underwriters’ Lock-up”) may not prevent the completion of the Second Formation Offering within the time period prescribed by this Agreement and (y) without the consent of the MAC Trusts, the S&P 500 Index Inclusion Offering Underwriters’ Lock-up may not prevent the completion of the Third Formation Offering within the time period prescribed by this Agreement and (z) it being agreed that, in any event, the S&P 500 Index Inclusion Offering Underwriter’s Lock-up shall expire no later than 60 days after the closing of the S&P 500 Index Inclusion Offering).

2.4. Released Share Offerings.

(a) (i) The MAC Trusts (with the MAC Trusts acting jointly) shall have the right to request that the Company and Mosaic cause an underwritten secondary offering (a “Released Share Offering”) of Registrable Securities to be effected pursuant to a Registration Statement (a “Released Share Registration Statement”), by delivering a written request to the Company during any Demand Period, specifying the number of MAC Trusts Registrable Securities that each of the MAC Trusts requests to include in such offering (any such request, a “Released Share Request”); provided that the MAC Trusts (with the MAC Trusts acting jointly) may only make one Released Share Request during any Demand Period. If the MAC Trusts decline or otherwise fail to deliver a Released Share Request to the Company during any Demand Period, the Company will have the right, in its sole discretion, to effect a Released Share Offering in accordance with this Section 2.4 (the exercise of such right by the Company, a “Released Share Offering Election”). If the Company either receives a Released Share Request during a Demand Period or makes a Released Share Offering Election, the Company shall use its reasonable best efforts to cause a Released Share Offering to be consummated at a time determined in good faith by the Company that is subsequent to the date of its receipt of the Released Share Request or the date of its Released Share Offering Election, as applicable (such date, the “Released Share Offering Initiation Date”) and no later than one (1) month prior to the Lock-up Release Date following the applicable Demand Period. The MAC Trusts shall not deliver a Released Share Request prior to the First Demand Period.

(b) In connection with any Released Share Offering, each of the Company and the MAC Trusts (with the MAC Trusts acting jointly) (if the MAC Trusts shall have requested to include at least 3.0 million MAC Trusts Registrable Securities in such Released Share Offering) shall be entitled to select one joint book-running managing underwriter (for a total of up to two book-running managing underwriters), and the Company shall select the other underwriters for the Released Share Offering in consultation with the joint book-running managing underwriters. Each of the book-running managing underwriters shall be entitled to participate in due diligence, structuring, marketing, general execution, pricing and book-building in connection with such Released Share Offering; provided that the book-running managing underwriter selected by the Company (x) shall be the Lead Manager for each Released Share Offering, shall lead the due diligence, structuring, marketing and general execution of each Released Share Offering and shall have the exclusive right to release Persons from the underwriters’ lock-up associated with each such Released Share Offering and (y) shall determine the number of shares of Company Common Stock that may be included in such offering (such maximum number with respect to each Released Share Offering including the number of shares of Company Common Stock to be included in any over-allotment option associated with such offering, the “Released Share Offering Maximum Sale Number”) and the number of shares of Company Common Stock to be included in any over-allotment option associated with such offering.

(c) No later than five (5) Business Days after the Released Share Offering Initiation Date, the Company shall deliver written notice of such proposed offering to all Holders of Exchanging Cargill Stockholder Registrable Securities and MAC Trusts Registrable Securities (other than, in the case of a Released Share Request, the MAC Trusts). Such notice shall set forth the number of Registrable Securities each of the MAC Trusts requested be included in the Released Share Offering or, in the case of any Released Share Offering Election, the number of Registrable Securities proposed by the Company to be offered for sale in the Released Share Offering. Subject to the limitations of Section 2.4(d) and Section 2.4(e), the Company shall cause to be included in such Released Share Offering all MAC Trusts Registrable Securities specified in any Released Share Request and all Exchanging Cargill Stockholder Registrable Securities and MAC Trusts Registrable Securities specified in any written request or requests received by the Company from Holders of Exchanging Cargill Stockholder Registrable Securities and MAC Trusts Registrable Securities within ten (10) days after the delivery by the Company of such written notices.

(d) Notwithstanding Section 2.4(a) and Section 2.4(c), the Company shall not be obligated to effect a Released Share Offering unless the aggregate number of Registrable Securities requested to be included in such offering pursuant to Sections 2.4(a) and Section 2.4(c) is equal to or exceeds 9.5 million or the request includes all remaining Registrable Securities.

(e) If the number of Registrable Securities requested to be included in any Released Share Offering exceeds the Released Share Offering Maximum Sale Number with respect to such Released Share Offering, Registrable Securities shall be included in accordance with the following order of priority (excluding the Registrable Securities to be included in any over-allotment option associated with such offering, which shall be allocated in accordance with Section 2.4(f)):

(i) In the case of a Released Share Offering effected pursuant to a Released Share Request made during the First Demand Period or a Released Share Offering Election with respect thereto (the “First Lock-Up Released Share Offering”):

A. first, a number of Registrable Securities issuable upon conversion of Company Series A-1 Common Stock up to the Released Share Offering Maximum Sale Number, allocated on a pro rata basis among all Holders requesting inclusion of such Registrable Securities in the First Lock-Up Released Share Offering, based on the number of such Registrable Securities sought to be included in the First Lock-Up Released Share Offering by each such Holder in relation to the aggregate number of such Registrable Securities sought to be included in the First Lock-Up Released Share Offering by all such Holders;

B. second, to the extent that the Released Share Offering Maximum Sale Number exceeds the number of Registrable Securities being included in the First Lock-Up Released Share Offering pursuant to clause A. above, a number of Registrable Securities issuable upon conversion of Company Series A-3 Common Stock up to such excess, allocated on a pro rata basis among all Holders requesting inclusion of such Registrable Securities in the First Lock-Up Released Share Offering, based on the number of such Registrable Securities sought to be included in the First Lock-Up Released Share Offering by each such Holder in relation to the aggregate number of such Registrable Securities sought to be included in the First Lock-Up Released Share Offering by all such Holders;

C. third, to the extent that the Released Share Offering Maximum Sale Number exceeds the number of Registrable Securities being included in the First Lock-Up Released Share Offering pursuant to clauses A. and B. above, a number of Registrable Securities issuable upon conversion of Company Series A-2 Common Stock up to such excess, allocated on a pro rata basis among all Holders requesting inclusion of such Registrable Securities in the First Lock-Up Released Share Offering, based on the number of such Registrable Securities sought to be included in the First Lock-Up Released Share Offering by each such Holder in relation to the aggregate number of such Registrable Securities sought to be included in the First Lock-Up Released Share Offering by all such Holders; and

D. fourth, to the extent that the Released Share Offering Maximum Sale Number exceeds the number of Registrable Securities being included in the First Lock-Up Released Share Offering pursuant to clauses A., B. and C. above, a number of Registrable Securities that are shares of Company Common Stock up to such excess, allocated on a pro rata basis among all Holders requesting inclusion of such Registrable Securities in the First Lock-Up Released Share Offering, based on the number of such Registrable Securities sought to be included in the First Lock-Up Released Share Offering by each such Holder in relation to the aggregate number of such Registrable Securities sought to be included in the First Lock-Up Released Share Offering by all such Holders;

(ii) In the case of a Released Share Offering effected pursuant to a Released Share Request made during the Second Demand Period or a Released Share Offering Election with respect thereto (the “Second Lock-Up Released Share Offering”):

A. first, a number of Registrable Securities issuable upon conversion of Company Series A-2 Common Stock up to the Released Share Offering Maximum Sale Number, allocated on a pro rata basis among all Holders requesting inclusion of such Registrable Securities in the Second Lock-Up Released Share Offering, based on the number of such Registrable Securities sought to be included in the Second Lock-Up Released Share Offering by each such Holder in relation to the aggregate number of such Registrable Securities sought to be included in the Second Lock-Up Released Share Offering by all such Holders;

B. second, to the extent that the Released Share Offering Maximum Sale Number exceeds the number of Registrable Securities being included in the Second Lock-Up Released Share Offering pursuant to clause A. above, a number of Registrable Securities issuable upon conversion of Company Series A-3 Common Stock up to such excess, allocated on a pro rata basis among all Holders requesting inclusion of such Registrable Securities in the Second Lock-Up Released Share Offering, based on the number of such Registrable Securities sought to be included in the Second Lock-Up Released Share Offering by each such Holder in relation to the aggregate number of such Registrable Securities sought to be included in the Second Lock-Up Released Share Offering by all such Holders; and

C. third, to the extent that the Released Share Offering Maximum Sale Number exceeds the number of Registrable Securities being included in the Second Lock-Up Released Share Offering pursuant to clauses A. and B. above, a number of Registrable Securities that are shares of Company Common Stock up to such excess, allocated on a pro rata basis among all Holders requesting inclusion of such Registrable Securities in the Second Lock-Up Released Share Offering, based on the number of such Registrable Securities sought to be included in the Second Lock-Up Released Share Offering by each such Holder in relation to the aggregate number of such Registrable Securities sought to be included in the Second Lock-Up Released Share Offering by all such Holders;

(iii) In the case of a Released Share Offering effected pursuant to a Released Share Request made during the Third Demand Period or a Released Share Offering Election with respect thereto (the “Third Lock-Up Released Share Offering”):

A. first, a number of Registrable Securities issuable upon conversion of Company Series A-3 Common Stock up to the Released Share Offering Maximum Sale Number, allocated on a pro rata basis among all Holders requesting inclusion of such Registrable Securities in the Third Lock-Up Released Share Offering, based on the number of such Registrable Securities sought to be included in the Third Lock-Up Released Share Offering by each such Holder in relation to the aggregate number of such Registrable Securities sought to be included in the Third Lock-Up Released Share Offering by all such Holders; and

B. second, to the extent that the Released Share Offering Maximum Sale Number exceeds the number of Registrable Securities being included in the Third Lock-Up Released Share Offering pursuant to clause A. above, a number of Registrable

Securities that are shares of Company Common Stock up to such excess, allocated on a pro rata basis among all Holders requesting inclusion of such Registrable Securities in the Third Lock-Up Released Share Offering, based on the number of such Registrable Securities sought to be included in the Third Lock-Up Released Share Offering by each such Holder in relation to the aggregate number of such Registrable Securities sought to be included in the Third Lock-Up Released Share Offering by all such Holders.

(f) MAC Trusts Registrable Securities shall have priority for inclusion in any over-allotment option associated with any Released Share Offering with the type of MAC Trusts Registrable Securities eligible for inclusion in such Released Share Offering to be determined in accordance with the order of priority set forth in Section 2.4(e)(i), Section 2.4(e)(ii) or Section 2.4(e)(iii), as applicable; provided, however, that if the number of Registrable Securities to be included in any over-allotment option associated with such offering exceeds the number of MAC Trusts Registrable Securities sought to be included therein, then such excess securities shall be allocated amongst the Holders of Exchanging Cargill Stockholder Registrable Securities who were not allocated the full amount of Exchanging Cargill Stockholder Registrable Securities requested by them to be included in such Released Share Offering (in each case in accordance with the order of priority set forth in Section 2.4(e)(i), Section 2.4(e)(ii) or Section 2.4(e)(iii), as applicable).

(g) The Company shall not include any securities in any Released Share Offering (for the account of the Company or any other Person), except in accordance with clauses (e) and (f) of this Section 2.4, without the consent of the MAC Trusts (with the MAC Trusts acting jointly), or if no MAC Trusts Registrable Securities are being included in such Released Share Offering, the Leading Participating Holders, unless the Released Share Offering Maximum Sale Number exceeds the total number of all Registrable Securities to be included in such offering pursuant to Section 2.4(a) and Section 2.4(c), in which case the Company may include additional securities in such offering (for its own account or otherwise) up to such excess.

(h) The Company and the MAC Trusts (with the MAC Trusts acting jointly), or the Leading Participating Holders if no MAC Trusts Registrable Securities are being included in the applicable Released Share Offering, shall be entitled to (a) conduct the negotiations with the underwriters with respect to the pricing, the Underwriting Fees and the other terms of the underwriting agreement for each Released Share Offering and (b) conduct the negotiations with the underwriters with respect to the terms of the underwriters’ lock-up associated with such offering (it being agreed that, in any event, the underwriters’ lock-up period associated with the any Released Share Offering shall expire no later than 90 days after the closing of such offering).

2.5. Excess Released Share Shelf Registration Statement.

(a) If (x) the MAC Trusts shall have delivered to the Company a Released Share Request during a Demand Period and (y) after the Lock-Up Release Date next occurring after such Demand Period, any Holder who holds MAC Trusts Registrable Securities not then subject to Lock-up Restrictions that such Holder requested to be included in the Released Share Offering prior to such time, the MAC Trusts shall have the right, by delivering a written request to the Company within ninety (90) days after such Lock-Up Release Date (a “Shelf Request”), to require the Company to use its reasonable best efforts to prepare and file with the SEC, and cause to become effective, in each case as promptly as practicable, a Shelf Registration Statement (and any necessary or appropriate prospectuses and prospectus supplements), or use its reasonable best efforts to prepare and file with the SEC, and cause to become effective, in each case as promptly as practicable, all necessary or appropriate amendments to any then effective Shelf Registration Statement of the Company (and any necessary or appropriate prospectus supplements), in either case pursuant to which any Holder shall be entitled to sell from time to time (subject to any underwriters’ lock-up associated with a prior Released Share Offering to which such Holder is subject) Exchanging Cargill Stockholder Registrable Securities and MAC Trusts Registrable Securities that are not then subject to Lock-up Restrictions (“Shelf Eligible Registrable Securities”) using the intended methods of distribution set forth in the Shelf Request. Any Shelf Request shall specify the number of Shelf Eligible Registrable Securities held by the MAC Trusts to be included for sale pursuant to such Shelf Registration Statement (the “Excess Released Shelf Registration Statement”) and the intended methods of distribution of such Shelf Eligible Registrable Securities. Notwithstanding the foregoing, the Company shall not be obligated to prepare and file the Excess Released Shelf Registration Statement if all of the Shelf Eligible Registrable Securities held by the MAC Trusts specified in the Shelf Request can be sold by the Holders thereof under Rule 144 in one three-month period.

(b) No later than five (5) Business Days after receipt of any Shelf Request, the Company shall deliver written notice of such request to all Holders of Shelf Eligible Registrable Securities (other than the MAC Trusts). Such notice shall set forth the number of Shelf Eligible Registrable Securities each of the MAC Trusts requested be registered in the Excess Released Shelf Registration Statement and the intended methods of distribution set forth in the Shelf Request. The Company shall use its reasonable best efforts to cause to be registered pursuant to the Excess Released Shelf Registration Statement, for sale by the Holders thereof in accordance with the intended methods of distribution set forth in the Shelf Request, all Shelf Eligible Registrable Securities specified in the Shelf Request and any written request or requests received by the Company from Holders of Shelf Eligible Registrable Securities (other than the MAC Trusts) after the delivery by the Company of such written notices.

(c) The Company shall use its reasonable best efforts to keep any Excess Released Shelf Registration Statement continuously effective under the Securities Act (including by filing any necessary post-effective amendments to such Excess Released Shelf Registration Statement (or a new automatic shelf registration statement)) for a period of at least 90 days (excluding the period of any Excess Released Sale Suspension) from the date sales of Shelf Eligible Registrable Securities were permitted thereunder pursuant to the Securities Act, or until such earlier time as all Shelf Eligible Registrable Securities included in any Excess Released Shelf Registration Statement shall no longer constitute Registrable Securities.

(d) If the continued sales pursuant to an Excess Released Shelf Registration Statement would at any time require the Company to make an Adverse Disclosure, the Company may, by giving written notice to the Holders of Shelf Eligible Registrable Securities registered pursuant to such Excess Released Shelf Registration Statement then in effect, require such Holders to suspend sales pursuant to such Excess Released Shelf Registration Statement (an “Excess Released Sale Suspension”); provided, that the Company shall not be permitted to require an Excess Released Sale Suspension (i) more than two times during any (twelve) 12-month period or (ii) for a period exceeding forty-five (45) days in succession on any one occasion. In the case of any Excess Released Sale Suspension, the Holders of Shelf Eligible Registrable Securities registered pursuant to such Excess Released Shelf Registration Statement shall suspend use of the applicable prospectus, prospectus supplement and any free writing prospectuses in connection with any sale of, or offer to sell, Eligible Registrable Securities pursuant to such Excess Released Shelf Registration Statement, upon receipt of the notice referred to above. The Company shall immediately notify such Holders upon the termination of any Excess Released Sale Suspension.

2.6. Registration Procedures. If and whenever the Company (x) is required by the provisions of this Agreement to effect a Formation Offering in accordance with Section 2.1 of this Agreement or a Released Share Offering in accordance with Section 2.4 of this Agreement, (y) determines to effect an S&P 500 Index Inclusion Offering in accordance with Section 2.3 of this Agreement or (z) is required to cause the registration of any Registrable Securities in accordance with Sections 2.2 or 2.5 of this Agreement, the Company (and, where applicable, Mosaic) shall, acting within the timeframes set forth in this Agreement and, where no such timeframe is provided, as promptly as reasonably practicable:

(a) (i) (A) with respect to any Formation Offering pursuant to Section 2.1, unless a Compelling Reason shall have occurred and shall continue to exist, take all such actions, and (B) with respect to the registration of Registrable Securities pursuant to Section 2.2, use reasonable best efforts to take all such actions reasonably necessary, in each case on the part of the Company and Mosaic, to prepare and file with the SEC a Registration Statement (or prepare and file with the SEC all necessary or appropriate amendments and supplements to any then effective Registration Statement) in accordance with Section 2.1(a), (ii) with respect to any registration pursuant to Section 2.5, use reasonable best efforts to take all such actions reasonably necessary on the part of the Company and Mosaic to prepare and file with the SEC a Registration Statement (or prepare and file with the SEC all necessary or appropriate amendments and supplements to any then effective Registration Statement) in accordance with Section 2.5 to allow for the disposition of Registrable Securities in accordance with the methods of disposition thereof determined in accordance with Section 2.5, and (iii) with respect to each Released Share Offering or any S&P 500 Index Inclusion Offering, as applicable, use reasonable best efforts to take all such actions reasonably necessary on the part of the Company and Mosaic to prepare and file with the SEC a Registration Statement (or prepare and file with the SEC all necessary or appropriate amendments and supplements to any then effective Registration Statement) to allow for the disposition of Registrable Securities in the S&P 500 Index Inclusion Offering or the Released Share Offering, as applicable, and, in the case of (i), (ii) and (iii) above, each such Registration Statement shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith or incorporated therein, and the Company (and, where applicable, Mosaic) shall use its reasonable best efforts to cause each such Registration Statement (or amendment) to be declared or become effective as promptly as reasonably practicable and remain continuously effective (x) with respect to a Registration Statement filed (or amended or supplemented) pursuant to Section 2.1(a), for the period set forth in Section 2.1(a), (y) with respect to a Registration Statement filed (or amended or supplemented) pursuant to Section 2.2(a), for the period set forth in Section 2.2(a), (z) with respect to any Registration Statement filed (or amended or supplemented) pursuant to Section 2.5, for the period set forth in Section 2.5(c), and with respect to any Registration Statement relating to a Released Share Offering or an

S&P 500 Index Inclusion Offering for forty-five (45) days or such other period as may be agreed between the Company and any Leading Participating Holders with respect to such offering (provided, however, that before filing a Registration Statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or state “blue sky” laws of any jurisdiction, or any free writing prospectus related thereto, the Company (and, where applicable, Mosaic) will furnish to counsel for the Leading Participating Holders participating in the applicable offering or registration and to counsel for the underwriters, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel, and, before filing any such document, including any such Registration Statement or amendment thereto, any prospectus or supplement thereto or any free writing prospectus related thereto, the Company (and, where applicable, Mosaic) shall make any changes thereto that the Leading Participating Holders or the underwriters, if any, shall reasonably request;

(b) (i) with respect to any Formation Offering, unless a Compelling Reason shall have occurred and shall continue to exist, take all such actions and (ii) with respect to any Other Offering/Registration, use reasonable best efforts to take all such actions reasonably necessary, in each case on the part of the Company and Mosaic to prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective for the period required hereunder and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such Registration Statement in accordance with the intended methods of disposition by the Participating Holders set forth in such Registration Statement (and, in connection with any Shelf Registration Statement, file one or more prospectus amendments or supplements covering Registrable Securities permitted to be sold thereunder upon the request of one or more Holders entitled to offer or sell Registrable Securities under such Shelf Registration Statement in accordance with the terms hereof);

(c) in connection with each Formation Offering, Released Share Offering and any S&P 500 Index Inclusion Offering, enter into and perform its obligations under an underwriting agreement, in customary form and on customary terms for the particular offering with the underwriters of such offering;

(d) in connection with each Formation Offering, Released Share Offering and any S&P 500 Index Inclusion Offering or registrations pursuant Sections 2.2 and 2.5, furnish, without charge, to each Participating Holder, and each underwriter, if any, such number of copies of the prospectus included in the Registration Statement with respect to such offering (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and each free writing prospectus utilized in connection therewith, in each case, in conformity with the requirements of the Securities Act, and other documents, as such Participating Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities by such Participating Holder or such underwriter (the Company (and, where applicable, Mosaic) hereby consents to the use in accordance with all applicable law of each such prospectus (or preliminary prospectus or supplement thereto) or free writing prospectus by each such Participating Holder and the underwriters, if any, in connection with the offering and sale in accordance with the terms hereof of the Registrable Securities covered by such Registration Statement or prospectus);

(e) use its reasonable best efforts to register or qualify the Registrable Securities covered by any such Registration Statement under such other securities or state “blue sky” laws of such jurisdictions as any Leading Participating Holder or managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Participating Holders and underwriters, if any, to consummate the disposition of the Registrable Securities in such jurisdictions (including keeping such registration or qualification in effect for so long as such Registration Statement remains in effect), except that in no event shall the Company or Mosaic be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (e), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(f) promptly notify each Participating Holder and each managing underwriter, if any: (i) when any such Registration Statement or any prospectus, prospectus supplement or any free writing prospectus relating thereto has been filed and, with respect to such Registration Statement or any post-effective amendment related thereto, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to any such Registration Statement or any prospectus, prospectus supplement or free writing prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any such Registration Statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company or Mosaic of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) unless in connection with a Sale Suspension or an Excess Released Sale Suspension, subject to the execution by the prospective recipient of a confidentiality agreement in form and substance reasonably satisfactory to the Company, of the existence of any fact of which the Company or Mosaic becomes aware which results in (x) any such Registration Statement as of the date it became effective under the Securities Act, containing an untrue statement of any material fact or omitting to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (y) any prospectus, prospectus supplement (when taken together with the related prospectus) or free writing prospectus (when taken as a whole with any other free writing prospectus and the related prospectus supplement and prospectus), in each case including any document incorporated therein by reference, as of its date, containing an untrue statement of a material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vi) if at any time the representations and warranties made by the Company or Mosaic contained in any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in any material respect; and, if the notification relates to an event described in clause (v), the Company (and, where applicable, Mosaic) shall, (A) with respect to any Formation Offering, unless a Compelling Reason shall have occurred and shall continue to exist, take all actions necessary on the part of the Company (and, where applicable, Mosaic), and (B) with respect to any Other Offering/Registration, use reasonable best efforts (when, in the reasonable judgment of the Company, it is appropriate to disclose), in each case, to promptly prepare and file with the SEC, and furnish to each Participating Holder and each underwriter, if any, a reasonable number of copies of, an amendment or supplement to such document, or a free writing prospectus, so that, as thereafter delivered to the purchasers of such Registrable Securities, such document (when taken as a whole with any related prospectus, prospectus supplement and free writing prospectus) shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company (and, where applicable, Mosaic) shall have no such obligation during any Sale Suspension or Excess Released Sale Suspension;

(g) permit any Participating Holder which, might reasonably be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such Registration Statement or comparable statement;

(h) comply (and continue to comply) in all material respects with all rules and regulations of the SEC applicable to the Company or Mosaic, including the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and make generally available to the Company’s securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than ninety (90) days after the end of the twelve (12) month period beginning with the first day of the Company’s (and, where applicable, Mosaic’s) first fiscal quarter commencing after the effective date of any such Registration Statement, which earnings statement shall cover said twelve (12) month period, and which requirement will be deemed to be satisfied if the Company (or, where applicable, Mosaic) timely files complete and accurate (in all material respects) information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(i) (x) (A) use its reasonable best efforts to cause all such Registrable Securities covered by any such Registration Statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if and when the listing of such Registrable Securities is then permitted under the rules of such exchange, or (B) if no similar securities are then so listed, use its reasonable best efforts to cause all such Registrable Securities to be listed on a national securities exchange and, without limiting the generality of the foregoing take all reasonable actions that may be required by the Company as the issuer of such Registrable Securities in order to facilitate the managing underwriter’s arranging for the registration of at least two market makers as such with respect to such shares with FINRA, and (y) comply (and continue to comply) in all material respects with the requirements of any self-regulatory organization applicable to the Company (and, where applicable, Mosaic), including all corporate governance requirements;

(j) cooperate with each Participating Holder and each managing underwriter and their respective counsel in connection with any filings required to be made with FINRA;

(k) use its reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by any such Registration Statement not later than the effective date of such Registration Statement;

(l) enter into such customary agreements (including, if applicable, an underwriting agreement in customary form and on customary terms and containing customary provisions regarding indemnification) and take such other actions as the Leading Participating Holders or the underwriters shall reasonably request in order to expedite or facilitate the disposition of Registrable Securities covered by such Registration Statement in accordance with this Agreement, including if necessary the engagement of a Qualified Independent Underwriter in connection with the qualification of the underwriting arrangements with FINRA (it being understood that the Holders of the Registrable Securities which are to be distributed by any underwriters shall be parties to any such underwriting agreement, shall make to and for the benefit of the Company and Mosaic the representations, warranties and covenants of such Holders which are being made to and for the benefit of the underwriters, and may, at their option, require that the Company and Mosaic make to and for the benefit of such Holders the representations, warranties and covenants of the Company and Mosaic which are being made to and for the benefit of such underwriters);

(m) (i) use its reasonable best efforts to obtain an opinion from the Company’s (and, where applicable, Mosaic’s) counsel and a “cold comfort” letter and updates thereof from the Company’s (and, where applicable, Mosaic’s) independent public accountants who have certified the Company’s (and, where applicable, Mosaic’s) financial statements included or incorporated by reference in such Registration Statement, each in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters (including, in the case of such “cold comfort” letter, events subsequent to the date of such financial statements) as the underwriters, if any, participating in the offering reasonably requests, which opinions and letters shall be dated the dates such opinions and “cold comfort” letters are customarily dated and otherwise reasonably satisfactory to the underwriters, if any, and to the sellers, and (ii) furnish to each seller and to each underwriter, if any, participating in the offering, and to Cargill upon Cargill’s request, a copy of each such opinion and letter, each of which shall be addressed to both the sellers and the underwriters participating in such offering and, if Cargill is participating in such offering, to Cargill;

(n) deliver promptly to counsel for each Participating Holder and to each managing underwriter, if any, copies of all correspondence between the SEC and the Company (and, where applicable, Mosaic), its counsel or auditors and all non-privileged memoranda relating to discussions with the SEC or its staff with respect to any such Registration Statement, and, upon receipt of such confidentiality agreements as the Company (and, where applicable, Mosaic) may reasonably request;

(o) use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of any such Registration Statement, or the prompt lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction;

(p) provide a CUSIP number for all Registrable Securities, not later than the effective date of any such Registration Statement;

(q) use its reasonable best efforts to make reasonably available its management, employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters in marketing the Registrable Securities in the Formation Offerings, the Released Share Offering, and any S&P 500 Index Inclusion Offering;

(r) to the extent reasonably practicable, and subject to execution by the prospective recipient of a customary confidentiality agreement in form and substance reasonably satisfactory to the Company, prior to the filing of any document which is to be incorporated by reference into any such Registration Statement or the prospectus (after the initial filing of such Registration Statement), and prior to the filing of any free writing prospectus, provide copies of such document to counsel for each Leading Participating Holder, and use its reasonable best efforts to make the Company’s representatives reasonably available for discussion of such document;

(s) furnish to counsel for each Leading Participating Holder, without charge, at least one conformed copy of any such Registration Statement and any post-effective amendments or supplements thereto, including financial statements (but excluding all schedules and documents incorporated therein by reference), the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and all exhibits (including those incorporated by reference) and any free writing prospectus utilized in connection therewith, in each case, as filed with the SEC, and provided that the Company (and Mosaic, if applicable) may satisfy such obligation by furnishing an electronic copy thereof or by notifying each Leading Participating Holder of the website address thereof;

(t) reasonably cooperate with the Participating Holders and the managing underwriters, if any, to facilitate the timely conversion of shares of Company Class A Common Stock into shares of Company Common Stock, and the timely preparation and delivery of certificates (or equivalent securities in book-entry form) not bearing any restrictive legends (unless required under applicable law) representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least three (3) Business Days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the sellers at least three (3) Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof, and keep available and make available to the Company’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;

(u) promptly make available for inspection, during normal business hours at the offices of the Company and upon reasonable advance notice, by any Leading Participating Holder, Lead Manager or underwriter participating in any disposition pursuant to any Registration Statement, and any attorney, accountant or other agent or representative retained by any such Leading Participating Holder, Lead Manager or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (or, where applicable, Mosaic) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and use its reasonable best efforts to cause the Company’s (or, where applicable, Mosaic’s) officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement (which may be subject to the execution by the prospective recipient thereof of a customary confidentiality agreement in form and substance reasonably satisfactory to the Company) and otherwise reasonably cooperate with the diligence investigation by any such Inspector;

(v) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company (or, where applicable, Mosaic), the Company (or, where applicable, Mosaic) will take such reasonable action as is necessary and feasible to make any such prohibition inapplicable;

(w) take all such other reasonable actions necessary on the part of the Company or Mosaic in order to expedite or facilitate the disposition of such Registrable Securities;

(x) take all such reasonable actions necessary on the part of the Company and Mosaic to ensure that any free writing prospectus utilized in connection with any Registration Statement complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby and is retained in accordance with the Securities Act to the extent required thereby;

(y) if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, use its reasonable best efforts to promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading; and

(z) if at any time during any Formation Offering Period a Compelling Reason resulting from a Legal Conflict or a Force Majeure Event (as described in clauses (x) or (y), respectively, of such definition) shall have occurred and/or continues to exist, the Company and Mosaic, in each case, shall use best efforts to eliminate as promptly as practicable such Legal Conflict or Force Majeure Event, as the case may be.

If the Company files any Registration Statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall include in such Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

The Company may require that each Participating Holder as to which any registration is being effected furnish the Company a selling securityholder questionnaire customary for offerings of this type and that each such Participating Holder and any underwriter furnish the Company such other information regarding themselves and the Registrable Securities held by them as the Company may from time to time reasonably request provided that such information shall be used only in connection with such registration and the Company and Mosaic shall have no responsibility to any Participating Holder with respect to such information included in any Registration Statement, prospectus, amendment or supplement thereto or other document.

2.7. Registration Expenses. All Expenses incurred in connection with any offering, registration, filing, qualification or compliance pursuant to Section 2 shall be borne by the Company, whether or not a Registration Statement becomes effective. All Underwriting Fees and transfer taxes, if any, relating to securities registered by the Holders shall be borne by the Holders of such securities pro rata in accordance with the number of shares sold in the offering by such Holders.

2.8. Restrictions on Equity Issuances, Share Repurchases.

(a) The Company agrees that, during the period from and after the Closing Date and ending the later of (x) such time as the Aggregate MAC Shares Transferred equals or exceeds 49.5 million and (y) the consummation of the Second Formation Offering, but no later than the second (2nd) anniversary of the Closing Date, the Company and its Subsidiaries shall not, directly or indirectly, (1) issue, authorize for issuance, Transfer or otherwise dispose of, or register for issuance, sale, Transfer or other disposition, announce an intention to issue, sell, Transfer or otherwise dispose of, contract or offer to issue, sell, Transfer or otherwise dispose of, or grant any option, right or warrant to purchase, or any other right to acquire (A) any shares of any class or series of capital stock of the Company, Mosaic or any successor entity of the Company or Mosaic, (B) any options or other securities convertible, exchangeable or redeemable for, any shares of any class or series of capital stock of the Company, Mosaic or any successor entity of the Company or Mosaic or (C) any other security or right that may entitle its holder to vote, or participate with respect to dividends or upon liquidation of the Company, Mosaic, or any successor entity of the Company or Mosaic, with the holders of shares of capital stock or other equity interests in the Company, Mosaic or any successor entity of the Company or Mosaic (the securities described in clauses (A), (B) and (C), “Equity Securities”) or (2) issue, authorize for issuance, Transfer or otherwise dispose of, offer or enter into any swap, derivative or any other agreement or any transaction that Transfers, in whole or in part, directly or indirectly, the economic risks or consequence of ownership of shares of any Equity Securities, whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise (any of the actions described in the foregoing clauses (1) and (2), a “Primary Equity Issuance”); provided that the foregoing shall not prohibit, in each case subject to the terms of the Tax Agreement: (i) the consummation of the Merger pursuant to the terms of the Merger and Distribution Agreement; (ii) grants or issuances of equity compensation in the ordinary course pursuant to any employee or director stock plan or other employee or director benefit plan arrangement or employment contract; (iii) the registration, sale, and offering of Registrable Securities pursuant to and in accordance with Sections 2.1, 2.2, 2.3, 2.4 and 2.5; (iv) the granting by the Company of registration rights to Exchanging Cargill Debt Holders pursuant to the Debt Exchange Agreements, and the registration, offering and sale of Cargill Registrable Securities transferred to any Exchanging Cargill Debt Holder in the Initial Debt Exchange or any Follow-on Debt Exchange, in each case pursuant to and in accordance with the terms of such Debt Exchange Agreements; (v) the issuance (pursuant to the terms of the certificate of incorporation of the Company) of any shares of Company Common Stock and/or Company Class A Common Stock upon conversion of any shares of Company Class A Common Stock or Company Class B Common Stock transferred by Cargill to the Exchanging Cargill Stockholders or the MAC Trusts pursuant to the Split-off; (vi) one or more Primary Equity Issuances for the account of the Company, if and to the extent that the Board reasonably determines in good faith, after consultation with its financial advisor, evidenced by an officer’s certificate delivered to the MAC Trusts and, prior to the Second Formation Offering, Cargill, that (A) the Company requires capital in order to fund its ongoing operations and/or capital expenditure programs and (B) it is advisable for the Company to raise such capital through one or more Primary Equity Issuances;

(vii) any Primary Equity Issuance that the MAC Trusts (with the MAC Trusts acting jointly) and, at any time prior to the Second Formation Offering, Cargill, shall have consented to in writing (such consents not to be unreasonably withheld or delayed); (viii) issuances of capital stock by a wholly-owned subsidiary of the Company to its parent or to another wholly-owned subsidiary of the Company or (ix) the issuance of Equity Securities or shares of Company Common Stock in accordance with any shareholder rights agreement of the Company or Mosaic.

(b) The Company agrees that, during the period beginning on the date of this Agreement and ending on the First Lock-up Release Date (the “First Lock-up Period”), it shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, purchase or acquire any Equity Securities other than purchases by the Company (in each case subject to the terms of the Tax Agreement):

(i) of shares of Company Common Stock in the ordinary course in connection with the exercise or vesting of any equity-based awards under any employee or director stock plan or other employee or director benefit plan arrangement (including in order to pay taxes or satisfy withholding obligations in respect of such taxes in connection with any such exercise or vesting);

(ii) from the MAC Trusts, at any time and from time to time during the First Lock-up Period, shares of Company Common Stock issued upon the conversion of shares of Company Series A-4 Common Stock not to exceed the excess, if any, of (x) 49.5 million over the Aggregate MAC Shares Transferred; and

(iii) pursuant to any self tender offer by the Company for shares of Company Stock commenced on or after the twenty-four (24) month anniversary of the Closing Date if, treating all series and classes of Company Stock as one class of securities for this purpose, such self tender offer would comply with the terms and provisions of Rule 13e-4 promulgated under the Exchange Act (whether or not such terms and provisions are otherwise applicable).

2.9. Limitations on Registration; No Required Sale.

(a) Notwithstanding anything in this Agreement to the contrary, the Company shall be under no obligation to register any Registrable Securities pursuant to Sections 2.1(b), 2.1(c), 2.1(d), 2.1(e), 2.2 and 2.3 (in the aggregate) in excess of the sum of (x) 49.5 million plus (y) the total number of Cargill Retained M Holdings Shares. The Company shall not initiate or effect, or participate in, any public offering for cash in a transaction involving an underwriting of shares of Company Stock or other equity securities of the Company (i) for a period of twelve months beginning on the later of the closing of the last Formation Offering and any S&P 500 Index Inclusion Offering (or after the closing of all sales of shares pursuant to any overallotment option granted to underwriters in connection with such Formation Offering or S&P 500 Index Inclusion Offering) and (ii) if the Company effects a public offering or underwriting pursuant to the following proviso, for a period of twelve months beginning on the closing of any such public offering or underwriting (or after the closing of all sales of shares pursuant to any overallotment option granted to underwriters in connection therewith); provided, that the foregoing shall not prohibit, subject to the terms of the Tax Agreement, one or more public offerings or underwritings of shares of Company Stock or other equity securities of the Company for the account of the Company, if and to the extent that the Board reasonably determines in good faith, after consultation with its financial advisor, evidenced by an officer’s certificate delivered to the MAC Trusts and Cargill, that (A) the Company requires additional capital in order to fund its ongoing operations and/or capital expenditure programs and (B) it is necessary (after in good faith considering and taking into account other alternatives available to the Company to raise such capital and the possible negative implications that raising such capital through such public offering or underwriting could have on the ability to timely conduct the first Released Share Offering) for the Company to raise such capital through such public offerings or underwritings.

(b) For the avoidance of doubt, the Company shall be under no obligation to register or list any shares of Company Class A Common Stock or Company Class B Common Stock.

(c) Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective Registration Statement.

2.10. Indemnification.

(a) In the event of any registration and/or offering of any Registrable Securities under the Securities Act pursuant to this Article 2, the Company and Mosaic will, and hereby agree to, and hereby do, jointly and severally, indemnify and hold harmless, to the fullest extent permitted by law, Cargill, the MAC Trusts and each other Holder, and their respective directors, officers, fiduciaries, trustees, employees, stockholders, members or general and limited partners (and the directors, officers, fiduciaries, employees, stockholders, members or general and limited partners thereof), and each Person, if any, who controls Cargill, the MAC Trusts or such other Holder, as applicable, within the meaning of the Securities Act or Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary or final prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company and Mosaic, jointly and severally, agree to reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim that is threatened or commenced (whether or not the indemnified party is designated as an actual or potential party to such Claim) and in connection with the enforcement of this provision with respect to any of the above, as such expenses are incurred; provided, however, that neither the Company nor Mosaic shall be liable to any such indemnified party in any such case to the extent such Claim (including any legal or other expenses) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such Registration Statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary or final prospectus or free writing prospectus in reliance upon and in conformity with written information furnished to the Company or Mosaic by or on behalf of such indemnified party or any underwriters selected by such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the Transfer of such securities by such Holder.

(b) Each Participating Holder shall, severally and not jointly, indemnify and hold harmless (in the same manner as set forth in paragraph (a) of this Section 2.10) to the fullest extent permitted by law each of the Company and Mosaic, each officer of the Company and/or Mosaic who shall sign such Registration Statement, their respective directors, officers, fiduciaries, trustees, employees, stockholders, members or general and limited partners (and the directors, officers, fiduciaries, employees, stockholders, members or general and limited partners thereof), each Person controlling the Company and/or Mosaic within the meaning of the Securities Act, and any other Holder selling securities in such Registration Statement and each of its directors, officers, partners or agents or any Person who controls such Holder with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such Registration Statement, any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to any of the Company or Mosaic or any of its representatives by or on behalf of such Participating Holder, specifically for use in connection with the preparation of such Registration Statement, preliminary prospectus, final prospectus, amendment, supplement or free writing prospectus and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Participating Holder shall be required to pay pursuant to this Section 2.10(b) and Section 2.10(c) shall be in proportion to, and in no case be greater than, the amount of the net proceeds actually received by such Participating Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claim. The Company, Mosaic and each Participating Holder hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Participating Holders to the contrary, or as otherwise required by SEC rules, for all purposes of this Agreement, the only information furnished or to be furnished to the Company by a Participating Holder for use in any such Registration Statement, preliminary or final prospectus or amendment or supplement thereto or any free writing prospectus are statements specifically relating to (a) the beneficial ownership of shares of capital stock of the Company or Mosaic by such Participating Holder and its Affiliates and (b) the name and address of such Participating Holder. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the Transfer of such securities by such Holder.

(c) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party or parties in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.10, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.10, except to the extent an indemnifying party is materially and actually prejudiced thereby and shall not relieve any indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 2.10. In case any action or proceeding is brought against an indemnified party, an indemnifying party shall be entitled to (x) participate in such action or proceeding and (y), unless, in the reasonable opinion of outside counsel to the indemnified party, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume the defense thereof jointly with any other indemnifying party similarly notified, with counsel reasonably satisfactory to such indemnified party. An indemnifying party shall promptly notify the indemnified party of its decision to participate in such action or proceeding. If, and after, the indemnified party has received such notice from an indemnifying party, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action or proceeding other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have made a conclusion described in clause (ii) or (iii) above) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or Claim in respect of which indemnification or contribution may be sought hereunder by such indemnified party (whether or not the indemnified party is an actual or potential party to such action or Claim) unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any Claims that are the subject of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such indemnified party.

(d) If for any reason the foregoing indemnity is held by a court of competent jurisdiction to be unavailable to an indemnified party or is insufficient to hold harmless an indemnified party under Section 2.10(a) or Section 2.10(b), then each applicable indemnifying party, severally and not jointly, shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim as well as any other relevant equitable considerations. The relative fault shall be determined by a court by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 2.10(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.10(d). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.10(d) to the contrary, no indemnifying party (other than the Company and Mosaic) shall be required pursuant to this Section 2.10(d) to contribute any amount greater than the amount of the net proceeds actually received by such indemnifying party upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claim, less the amount of any indemnification payment made by such indemnifying party pursuant to Section 2.10(b).

(e) The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the Transfer of the Registrable Securities by any such party and the completion of any offering of Registrable Securities in a Registration Statement.

3. Underwritten Offerings. The right of any Holder to include its Registrable Securities in any underwritten offering pursuant to this Agreement shall be conditioned upon such Holder’s participation in the underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. No Holder may participate in such underwriting unless such Holder (x) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements reasonably customary and negotiated for the particular offering by the party specified herein with the underwriter or underwriters selected for such underwriting in accordance with this Agreement and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custody agreements, opinions and other documents, in each case, in reasonably customary form and negotiated for the particular offering by the party specified herein with the selected underwriters.

4. General.

4.1. Compliance with Filing Obligations; Rule 144. The Company and Mosaic each covenant that it will use its reasonable best efforts to timely file (including, for this purpose, pursuant to Rule 12b-25(b)(2)(ii) promulgated by the SEC) the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act, as such Rule may be amended from time to time (“Rule 144”), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any similar rule or regulation hereafter adopted by the SEC, in each case subject to any restrictions on transfer of such Registrable Securities pursuant to the certificate of incorporation of the Company or otherwise. Upon the request of any Holder, the Company (and/or Mosaic, as applicable) will deliver a written statement to such Holder as to whether it has complied with such requirements.

4.2. Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for the purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement), provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

4.3. Amendments and Waivers. Subject to the next succeeding sentence of this Section 4.3, any provision of this Agreement may be amended, modified or supplemented and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, Mosaic, Cargill and the MAC Trusts (with the MAC Trusts acting jointly). Any amendment, modification or supplement of any provision of this Agreement effected in accordance with this Section 4.3 shall be binding on all parties to this Agreement; provided, however, that, after the Closing Date, no amendment that materially and adversely impacts the rights hereunder of the Holders of Exchanging Cargill Stockholders Registrable Securities in a manner disproportionate to the impact of such amendment on the rights of other Holders shall be binding on the Holders of Exchanging Cargill Stockholders Registrable Securities unless approved by Holders of a majority of the Exchanging Cargill Stockholders Registrable Securities. Any waiver of any breach or default by any other party of any of the terms of this Agreement effected in accordance with this Section 4.3 shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by any party to assert its or his or her rights hereunder on any occasion or series of occasions.

4.4. Notices. Unless otherwise expressly set forth herein, all notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered, if delivered personally; (ii) on the date the delivering party receives confirmation, if delivered by facsimile or electronic mail; (iii) three (3) Business Days after being mailed by registered or certified mail (postage prepaid, return receipt requested); or (iv) one (1) Business Day after being sent by overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.4) or to any other applicable Holder at the address for such Holder set forth in a Joinder Agreement executed and delivered by such Holder to the Company, the MAC Trusts and Cargill (or at such other address for a Holder as shall be specified by like notice):

(a)	If to the Company or Mosaic, to:

GNS II (U.S.) Corp.

The Mosaic Company

Atria Corporate Center, Suite E490

3033 Campus Drive

Plymouth, MN 55441

Attention: Richard L. Mack

with a copy (which copy alone shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

Attention: Casey Cogut, Esq.

                    Eric Swedenburg, Esq.

(b) If to Cargill, to:

Cargill, Incorporated

PO Box 9300

Minneapolis, MN

55440-9300

Attention: Linda Cutler, Esq.

                    Phillip Fantle, Esq.

                    Scott Naatjes, Esq.

with a copy (which copy alone shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention: Alan Kaden, Esq.

                    Brian Mangino, Esq.

                    Philip Richter, Esq.

(c)	If to the MAC Trusts, to:

Christine M Morse and Paul G. Bush

as Co-Trustees of the Acorn Trust,

Anne Ray Charitable Trust, Lilac Trust

and Margaret A. Cargill Foundation

6889 Rowland Road

Eden Prarie MN 55344

with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154-1895

Attention: David S. Schaefer, Esq.

Loeb & Loeb LLP

10100 Santa Monica Blvd., Suite 2200

Los Angeles, CA 90067

Attn: Leah M. Bishop, Esq.

          Stuart P. Tobisman, Esq.

4.5. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements in this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that no holder or transferee of Registrable Securities shall have any rights of a Holder unless and until such holder or transferee shall have executed and delivered a Joinder Agreement, with copies to the Company, the MAC Trusts and Cargill, and thereupon become a Holder hereunder.

4.6. Third Party Beneficiaries. Except for the indemnified parties under Section 2.10, this Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns.

4.7. Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to the matters referred to herein.

4.8. Termination; Existing Registration Rights Agreement. If the Merger and Distribution Agreement is terminated at any time prior to the Merger Effective Time, this Agreement shall terminate automatically. Upon the closing of the First Formation Offering, the Existing Registration Rights Agreement shall terminate and shall be void and of no force and effect.

4.9. Governing Law. This Agreement is governed by and will be construed in accordance with the laws of the State of New York, excluding any conflict-of-laws rule or principle (whether of New York or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

4.10. Consent to Jurisdiction; Waiver of Jury Trial.

(a) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware or, in the event that such court does not have subject matter jurisdiction over such action or proceeding, any federal court sitting in the State of Delaware, and the parties to this Agreement irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. To the fullest extent permitted by applicable Law, each of the parties to this Agreement consents to service being made through the notice procedures set forth in Section 4.4 and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses of the parties set forth in Section 4.4 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated by this Agreement. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(b) EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

4.11. Counterparts. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

4.12. Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

4.13. Specific Performance; Legal Expenses.

(a) It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Each party hereto shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

(b) Each party agrees and acknowledges that, to the fullest extent permitted by law, the prevailing party in any action or proceeding to enforce this Agreement shall be entitled to recover from the non-prevailing party or parties all court costs, counsel fees, and other costs or expenses incurred by the prevailing party in connection with such action, including in enforcing this Section 4.14 and proving the amounts to which the prevailing party is entitled pursuant hereto.

4.14. Further Assurances. Each party hereto shall use its reasonable best efforts to do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. Each party’s respective obligations pursuant to the foregoing shall be subject to, and without prejudice to, (i) the right of Cargill to delay the Closing Date pursuant to the terms of the Merger and Distribution Agreement, (ii) the right of Cargill or Mosaic to terminate the Merger and Distribution Agreement in accordance with the terms and conditions thereof, as applicable, and (iii) the right of Cargill or the MAC Trusts to terminate the MAC Trusts Exchange Agreement in accordance with the terms and conditions thereof, as applicable.

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IN WITNESS WHEREOF, each of the following parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

THE MOSAIC COMPANY

By:	/s/ James T. Prokopanko
Name: James T. Prokopanko
Title: President and Chief Executive Officer

GNS II (U.S.) CORP.

By:	/s/ James T. Prokopanko
Name: James T. Prokopanko
Title: President and Chief Executive Officer

CARGILL, INCORPORATED

By:	/s/ David W. MacLennan
Name: David W. MacLennan
Title: Senior Vice President Chief Financial Officer

CHRISTINE M. MORSE, in her capacity as Co-Trustee of the Acorn Trust dated January 30, 1995, as amended; as Co-Trustee of the Lilac Trust dated August 20, 1996, as amended; as Co-Trustee of the Anne Ray Charitable Trust dated August 20, 1996, as amended; as Co-Trustee of the Margaret A. Cargill Foundation established under the Acorn Trust dated January 30, 1995, as amended; and on behalf of John Bryson Chane, as Co-Trustee of the Anne Ray Charitable Trust dated August 20, 1996, as amended

/s/ Christine M. Morse

PAUL G. BUSCH, in his capacity as Co-Trustee of the Acorn Trust dated January 30, 1995, as amended; as Co-Trustee of the Lilac Trust dated August 20, 1996, as amended; as Co-Trustee of the Anne Ray Charitable Trust dated August 20, 1996, as amended; as Co-Trustee of the Margaret A. Cargill Foundation established under the Acorn Trust dated January 30, 1995, as amended; and on behalf of John Bryson Chane, as Co-Trustee of the Anne Ray Charitable Trust dated August 20, 1996, as amended

/s/ Paul G. Busch